EXHIBIT 99



                   RETIREMENT SAVINGS AND PROFIT-SHARING PLAN
                                       OF
                              WACHOVIA CORPORATION



                         EFFECTIVE DATE: JANUARY 1, 1999


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                                TABLE OF CONTENTS

                  RETIREMENT SAVINGS AND PROFIT-SHARING PLAN OF
                              WACHOVIA CORPORATION
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Section 1.        Definitions ......................................................................... 1
Section 2.        Contributions to the Trust and Allocation Thereof ...................................10
         2.1      Elective Contributions ..............................................................10
         2.2      Participant Contributions ...........................................................14
         2.3      Supplemental Contributions ..........................................................17
         2.4      General Limitations .................................................................19
Section 3.        Vesting .............................................................................19
Section 4.        Withdrawals; Distributions ..........................................................20
         4.1      Voluntary Withdrawals ...............................................................20
         4.2      Hardship Distributions ..............................................................20
         4.3      Distributions After Age 59 1/2 ......................................................22
         4.4      Distribution Requirements ...........................................................22
         4.5      Other Termination of Service ........................................................30
         4.6      Loans ...............................................................................31
Section 5.        Adjustment of Accounts ..............................................................33
Section 6.        Participant Direction of Investments ................................................33
         6.1      Participant Directed Investments ....................................................33
         6.2      General .............................................................................35
         6.3      Loan Accounts .......................................................................35
Section 7.        Administration by Committee .........................................................36
         7.1      Membership of Committee .............................................................36
         7.2      Committee Officers; Subcommittee ....................................................36
         7.3      Committee Meetings ..................................................................36
         7.4      Transaction of Business .............................................................36
         7.5      Committee Records ...................................................................37
         7.6      Establishment of Rules                                                               37
         7.7      Conflicts of Interest ...............................................................37
         7.8      Correction of Errors ................................................................37
         7.9      Authority to Interpret Plan .........................................................37
         7.10     Third Party Advisor .................................................................38
         7.11     Compensation of Members .............................................................38
         7.12     Committee Expenses ..................................................................38
         7.13     Indemnification of Committee ........................................................38
Section 8.        Management of Funds and Amendment of Plan ...........................................39
         8.1      Fiduciary Duties ....................................................................39
         8.2      Trust Agreement .....................................................................40
         8.3      Authority to Amend ..................................................................40
         8.4      Requirements of Writing .............................................................41
Section  9.       Allocation of Responsibilities Among Named Fiduciaries ..............................41
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         9.1      Duties of Named Fiduciaries .........................................................41
         9.2      Co-fiduciary Liability ..............................................................42
Section 10.       Benefits Not Assignable .............................................................42
Section 11.       Termination of Plan and Trust; Merger or Consolidation of Plan ......................43
         11.1     Complete Termination ................................................................43
         11.2     Partial Termination .................................................................44
         11.3     Merger or Consolidation .............................................................44
         11.4     Protection of Benefits ..............................................................45
Section 12.       Communication to Employees ..........................................................45
Section 13.       Claims Procedure ....................................................................45
         13.1     Filing of a Claim for Benefits ......................................................45
         13.2     Notification to Claimant of Decision ................................................45
         13.3     Procedure for Review ................................................................46
         13.4     Decision on Review ..................................................................46
         13.5     Action by Authorized Representative of Claimant .....................................47
Section 14.       Portability of Participant Accounts .................................................47
         14.1     Definitions .........................................................................47
         14.2     Construction ........................................................................48
Section 15.       Rollovers ...........................................................................48
         15.1     Timing ..............................................................................48
         15.2     Eligibility .........................................................................48
         15.3     Maximum Amount ......................................................................49
         15.4     Accounting ..........................................................................49
         15.5     Transfers Prior to Becoming a Participant ...........................................49
Section 16.       Special Top-Heavy Provisions ........................................................49
         16.1     Definitions .........................................................................49
         16.2     Top-Heavy Requirements ..............................................................52
Section 17.       Limitations on Allocations ..........................................................52
         17.1     Limitations .........................................................................52
         17.2     Adjustments .........................................................................53
         17.3     Participation in this Plan and a Defined Benefit Plan ...............................54
         17.4     Definitions .........................................................................56
Section 18.       Parties to the Plan .................................................................58
         18.1     Application of Plan and Trust Agreement .............................................59
         18.2     Service with an Employer-party ......................................................59
         18.3     Contributions .......................................................................59
         18.4     Authority of Board ..................................................................60
         18.5     Merger with North Georgia Bank ......................................................60
         18.6     Acquisition of North Wilkesboro Federal Savings and Loan Association ................60
         18.7     Merger of First Bank & Trust Company ................................................60
         18.8     Acquisition of Great Southern Federal Savings and Loan Association ..................62
         18.9     Sale of Wachovia Student Financial Services, Inc. ...................................62
         18.10    Merger with The First National Bank of Henry County .................................63
         18.11    Acquisition of Macro*World Research Corporation .....................................63
         18.12    Acquisition of Hunt, DuPree, Rhine & Associates, Inc. ...............................63
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Section 19.       Special Provisions Applicable to Participants in the Savings Incentive Plan
                  of First Atlanta Corporation ........................................................64

Section 20.       Special Provisions Applicable to Participants in the South Carolina National
                  Corporation Amended and Restated Savings, Thrift and Deferred Cash Plan .............66
Section 21.       Special Provisions Relating to the Merger of the Wachovia Bank of
                  Georgia, N.A. Employee Stock Ownership Plan .........................................68
Section 22.       Special Provisions Applicable to Participants in the Jefferson Bankshares, Inc.
                  Profit Sharing Plan .................................................................68
Section 23.       Special Provisions Applicable to Participants in the Central Fidelity Banks, Inc.
                  Stock and Thrift Plan ...............................................................70
Section 24.       Special Provisions Applicable to Participants in the 1st United Bank Savings
                  and Profit Sharing Plan .............................................................72
Section 25.       Special Provisions Applicable to Participants in the American Bank of
                  Hollywood Employee Retirement Savings Plan ..........................................74
Section 26.       Compliance with the Uniformed Services Employment and Reemployment
                  Rights Act of 1994 ..................................................................75
Section 27.       Miscellaneous Provisions ............................................................77
         27.1     Notices .............................................................................77
         27.2     Lost Distributees ...................................................................77
         27.3     Reliance on Data ....................................................................77
         27.4     Bonding .............................................................................77
         27.5     Receipt and Release for Payments ....................................................78
         27.6     No Guarantee ........................................................................78
         27.7     Headings ............................................................................78
         27.8     Continuation of Employment ..........................................................78
         27.9     Construction ........................................................................78
         27.10    Compliance with Securities Laws .....................................................79
         27.11    Effect of Divestitures ..............................................................79
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                   RETIREMENT SAVINGS AND PROFIT-SHARING PLAN
                                       OF
                             WACHOVIA CORPORATION*

                  Section 1. Definitions:
                  As used in the plan, including this Section 1, and in the trust agreement which is a part of the plan, references to one gender shall include the other and, unless otherwise indicated by the context:

                  1.1 "Account" means the aggregate of the separate accounts maintained by the Committee with respect to each participant. The separate accounts so maintained shall include the following:

                  1.1.1 "Elective contributions account" means the subaccount of the participant that is credited with elective contributions as provided in Section 2.1.

                  1.1.2 "Participant contributions account" means the subaccount of the participant that is credited with participant contributions as provided in Section 2.2.

                  1.1.3 "Supplemental contributions account" means the subaccount of the participant that is credited with Company contributions which are made in cash as provided in Section 2.3.

                  1.1.4 "Rollover account" means the subaccount of the participant that is credited with rollover contributions as provided in
         Section 15.

                  1.2 "Accrued benefit" means with respect to each participant the balance in his account as of the applicable adjustment date following adjustment thereof as provided in Section 5.

                  1.3 "Active participant" means a participant for whom, as of the last day of the plan year, a salary reduction agreement for elective contributions as provided in Section 2.1 is in effect or who is making participant contributions to the plan as provided in Section 2.2.
---------------

* NOTE: This plan amends and supersedes as of January 1, 1999, the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation (such plan, as previously amended, is referred to herein as the "predecessor plan") which was last amended and restated effective January 1, 1994. Reference is made to the Retirement Savings and Profit-Sharing Plan Trust Agreement of Wachovia Corporation, of even date herewith, which is a part of the plan.


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                  1.4 "Adjustment date" means each day securities are traded on a national stock exchange. The last day of December is sometimes referred to as the "year-end adjustment date."

                  1.5 "Affiliated employer" means: (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; (ii) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the
Code) with the Company; (iii) any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code.

                  1.6 "Board" means the Board of Directors of the Company, or the Management Resources and Compensation Committee of such Board when acting for the Board.

                  1.7 "Code" means the Internal Revenue Code of 1986, as amended, and rules and regulations issued thereunder.

                  1.8 "Committee" means the administrative Committee provided for in Section 7.

                  1.9 "Company" means Wachovia Corporation, a North Carolina corporation with its principal office at Winston-Salem, North Carolina, or any affiliated employer that agrees to become a party to the plan.

                  1.10 "Compensation" means for any participant for any plan year his base salary or wages paid by the Company, excluding bonuses, overtime pay, fees, any amount paid as an allowance or reimbursement for travel or relocation expenses, payment of deferred compensation, payments or benefits under a stock option or restricted stock plan, amounts paid in a lump sum for accrued but unused vacation, the cost or value of any benefit programs (including but not limited to group insurance, disability, hospitalization, sick or similar benefits), the cost of benefits under the plan, the value of job perquisites treated as income, or any other payment or benefit not customarily

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regarded by the Company as being included in base salary or wages for services, but including any amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in the gross income of the participant under Section 125, 402(e)(3), 402(h) or 403(b) of the Code, if any. Notwithstanding the foregoing, the following special provisions shall apply: (a) with respect to an employee who is a mortgage loan originator, on-call originator and affordable housing loan originator, compensation shall include closed loan bonuses and related amounts paid to the employee, subject to a maximum annual compensation of $80,000; (b) with respect to an employee who is a mortgage sales officer or mortgage sales officer hybrid, compensation shall include the draw plus commissions and bonuses paid to the employee, subject to a maximum annual compensation of $80,000; and (c) with respect to an employee who is a mortgage sales manager, compensation shall include override and bonuses paid to the employee subject to a maximum annual compensation of $80,000. For plan years beginning on and after January 1, 1994, in addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, the annual compensation of each employee taken into account under the plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code (the "annual compensation limitation"). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limitation shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  1.11 "Contribution percentage" with respect to a participant for a plan year means the ratio (expressed as a percentage and calculated to the nearest hundredth of a percentage point) of: (i) the participant contributions made to the trust under the plan on his behalf for the plan year other

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than participant contributions distributed to the participant pursuant to the provisions of Section 17.2(i); to (ii) his testing compensation for that portion of the plan year during which he was a participant. The contribution percentage for a specified group of participants for a plan year shall be the average (expressed as a percentage and calculated to the nearest hundredth of a percentage point) of the contribution percentages calculated separately for each participant in such group. The determination and treatment of the contribution percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The provisions of this Section 1.11 are effective for plan years beginning on and after January 1, 1997.

                  1.12 "Effective date" of the plan as amended and restated is January 1, 1999. However, certain provisions of the plan shall have an earlier effective date as specified in the plan in order to comply with amendments to the Code taking effect prior to January 1, 1999.

                  1.13 "Elective contributions" means the contributions described in Section 2.1 which are made to the plan by the Company on behalf of a participant who has elected to defer a portion of his compensation.

                  1.14 "Elective deferral" or "elective deferrals" means, with respect to any taxable year of a participant, the sum of:

                  (a) Any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includible in the participant's gross income for the taxable year under Section 402(e)(3) of the Code, including an elective contribution under Section 2.1 of the plan;

                  (b) Any employer contribution under a simplified employee pension plan (as defined in Section 408(k) of the Code) to the extent not includible in the participant's gross income for the taxable year under Section 402(h)(1)(B) of the Code;

                  (c) Any employer contribution made on behalf of the participant to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and



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                  (d) Any elective employer contribution made on behalf of a participant under Section 408(p)(2)(A)(i) of the Code.

Notwithstanding any provisions of this plan to the contrary, the elective deferrals of any participant for any taxable year of the participant made under this plan, and any other qualified plan maintained by the Company, shall not in the aggregate exceed $7,000 (or such greater amount as may be permitted under Section 402(g)(4), (5) or (8) of the Code). See Section 2.1.1 of the plan permitting distribution of excess elective deferrals.

                  1.15 "Eligible employee" means each employee except the following:

                  (a) An employee included in a unit of employees covered by a bona fide collective bargaining agreement with the Company that does not specifically provide for coverage of the employee under this plan; provided, that retirement benefits were the subject of good faith bargaining between the Company and employee representatives.

                  (b) An employee who is a nonresident alien and receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company constituting income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

                  (c) An individual who is deemed to be an employee solely because he is a leased employee.

                  (d) An employee who is employed by an affiliated employer which is not a party to the plan.

                  (e) An employee of Great Southern Federal Savings and Loan Association (the "Association") who on June 22, 1990, became a temporary contract employee of the Atlanta Bank following the acquisition of the Association (a "contract employee"), as described in
         Section 18.8, during his period of service as a contract employee.

                  (f) An employee of Central Fidelity Banks, Inc. ("Central Fidelity") who on December 31, 1997, became a temporary contract employee of the Company following the acquisition of Central Fidelity (a "contract employee"), as described in Section 23, during his period of service as a contract employee.

See Section 1.25 for provisions governing participation in the plan by an eligible employee.


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                  1.16 "Employee" means, except as otherwise provided herein, an individual in the service of the Company if the relationship between him and the Company is the legal relationship of employer and employee. In determining who is an employee for purposes of the plan, the following provisions shall apply:

                  1.16.1 All employees of an affiliated employer shall be treated as employees of the Company.

                  1.16.2 All leased employees shall be treated as employees of the Company.

See Sections 1.15 and 1.25 for provisions governing eligibility of an employee to become a participant in the plan.

                  1.17 "Entry date" means the first day of each calendar month.

                  1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (including amendments of the Code affected thereby), and rules and regulations issued thereunder.

                  1.19 "Excess aggregate contributions" means with respect to any plan year the excess of:

                  (a) The aggregate amount of participant contributions actually made to the trust on behalf of highly compensated participants for such plan year; over

                  (b) The maximum amount of such contributions permitted under the limitations described in Section 2.2.4.

                  1.20 "Excess elective deferral" for any taxable year of a participant means the amount of the elective deferral on behalf of a participant for any taxable year of such participant in excess of $7,000 (or such greater amount as may be permitted pursuant to the provisions of Sections 402(g)(4), (5) and (8) of the Code). Excess elective deferral also shall refer to the specific amount of elective deferrals for the taxable year of the participant which the participant allocates to this plan pursuant to the provisions of Section 2.1.1.

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                  1.21 "Highly compensated participant" means any participant who is a highly compensated employee. Effective for plan years beginning on and after January 1, 1997, "highly compensated employee" means any employee:

                  (a) During the plan year or preceding plan year was at any time a 5 percent owner (as defined in Section 416(i)(l)(B) of the Code); or

                  (b) During the preceding plan year received statutory compensation from the Company and affiliated employers in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code) and was in the top-paid group of employees for such preceding plan year.

         For purposes of this Section 1.21, the following provisions shall apply:

                  1.21.1 An employee who performs service for the Company at any time during a plan year shall be in the top-paid group of employees for such year if such employee is in the top 20 percent of the employees of the Company ranked on the basis of statutory compensation paid during such year.

                  1.21.2 A former employee shall be treated as a highly compensated employee if he was a highly compensated employee when he separated from service, or at any time after attaining age 55.

The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group shall be made in accordance with Section 414(q) of the Code.

                  1.22 "Leased employee" means any individual, other than an employee of the Company or an affiliated employer (the "recipient employer"), who, pursuant to an agreement between the recipient employer and any other person (the "leasing organization") has performed services for the recipient employer, or the recipient employer and related persons determined in accordance with Section 414(n) of the Code, on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by

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the recipient employer. A leased employee shall not be considered an employee of the recipient employer if: (a) such individual is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of statutory compensation as defined in Section 1.32 of the plan, (ii) immediate participation, and (iii) full and immediate vesting; and
(b) leased employees do not constitute more than 20 percent of the recipient employer's nonhighly compensated work force as defined in Section 414(n)(5)(C)(ii) of the Code. The provisions of this Section 1.22 are effective for plan years beginning on and after January 1, 1997.

                  1.23 "Nonhighly compensated participant" means a participant who is not a highly compensated participant.

                  1.24 "Normal retirement age" of a participant means age 65. The "normal retirement date" of a participant means the first day of the calendar month coincident with or next following attainment of his normal retirement age.

                  1.25 "Participant" means with respect to any plan year an eligible employee who has entered the plan and any former employee who has an accrued benefit under the plan. An employee or former employee on the effective date who was a participant in the predecessor plan immediately preceding the effective date shall be a participant in this plan as of the effective date. An eligible employee who otherwise has not entered the plan shall become a participant as of the entry date coincident with or next following the completion of two full months of employment, not counting the month of hire. For the purpose of applying the foregoing provisions of this Section 1.25, the following provisions shall apply: (i) an eligible employee who is not in service on the date he is eligible to enter the plan shall not enter the plan until he reenters service as an eligible employee, whereupon he shall enter the plan as of the entry date coincident with or next following the date he reenters service; and (ii) a participant who terminates service and later reenters service

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shall reenter the plan as of the entry date coincident with or next following the date he reenters service as an eligible employee.

                  1.26 "Participant contributions" means the contributions described in Section 2.2 which are made to the plan by the participant.

                  1.27 "Plan" means the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation as herein set out or as duly amended. For purposes of Section 401(a)(27)(B) of the Code, the plan shall constitute a profit-sharing plan.

                  1.28 "Plan year" means the 12-month period ending on December 31 of each year.

                  1.29 "Retire" or "retirement" means retirement as defined in the Retirement Income Plan of Wachovia Corporation.

                  1.30 "Service" means employment by the Company as an employee.

                  1.31 "Spouse" or "surviving spouse" means, except as otherwise provided in the plan, the legally married spouse or surviving spouse of a participant; provided, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

                  1.32 "Statutory compensation" means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, other than amounts paid or reimbursed by the Company for moving expenses incurred by the employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the employee under Section 217 of the Code. Compensation must be determined for this purpose without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Effective for

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plan years beginning on and after January 1, 1998, the statutory compensation of an employee shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any other amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Sections 125 or 457 of the Code. For purposes of Section 16, the statutory compensation of any participant shall be limited to the annual compensation limitation as described in Section 1.10.

                  1.33 "Supplemental contributions" means Company contributions described in Section 2.3. "Supplemental matching contributions" means supplemental contributions described in Section 2.3.1(i) and 2.3.1(ii).

                  1.34 "Testing compensation" means, for plan years beginning on and after January 1, 1997, statutory compensation as defined in 1.32 or any other definition of compensation designated by the Committee which satisfies the requirements of Section 414(s) of the Code; provided, however, that such testing compensation shall be limited to the annual compensation limitation as set forth in Section 1.10.

                  1.35 "Trust" or "trust fund" means the trust fund held by the Trustee under the plan.

                  1.36 "Trustee" means the entity or individuals appointed by the Company to administer the Trust. If individuals are appointed to administer the trust, they shall sometimes be referred to herein as "Trustees".

                  1.37 "Trust agreement" means the agreement between the Company and the Trustee which shall be a part of the plan.

                  Section 2. Contributions to the Trust and Allocation Thereof:

                  2.1      Elective Contributions:

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2.1.1 Amount of elective contributions; Excess elective deferrals: Each participant in service may elect in the manner provided by the Committee to reduce his compensation earned during each payroll period by any whole percentage point; provided, that such reduction may not exceed 15 percent of the compensation earned during such payroll period. The amount of the participant's salary reduction shall be contributed by the Company to the trust for each plan year as an elective contribution in accordance with the provisions of Section
2.1.2. In no event shall the elective contribution made to this plan with respect to a participant for any taxable year of the participant beginning on or after January 1, 1999, exceed $10,000 (or such greater amount as may be permitted pursuant to the provisions of Sections 402(g)(4), (5) and (8) of the
Code) (the "maximum dollar limit"). In the event of an excess elective deferral (determined by taking into account only the plan and any other qualified plans maintained by an affiliated employer), the Company shall notify the plan administrator in writing on behalf of the participant of such excess elective deferral and the amount thereof shall be adjusted for income and losses allocable thereto and distributed to the participant (a "corrective distribution") no later than the April 15 following the end of the taxable year of the participant during which such excess elective deferral was made. The income or loss allocable to an excess elective deferral under the plan for the participant's taxable year of the excess elective deferral shall be determined by multiplying the income or loss allocable to the participant's elective contributions for such taxable year by a fraction the numerator of which is the excess elective deferral made to the plan for such taxable year and the denominator of which is the balance in the participant's elective contribution account as of the year-end adjustment date for such taxable year, reduced by the gain allocable to such account for such taxable year and increased by the loss allocable to such account for such taxable year. Income or loss allocable to an excess elective deferral for the taxable year shall not include income or loss for the period between the end of the taxable year and the date of the corrective distribution. The excess elective deferral which otherwise would be distributed to the participant shall be reduced in accordance with regulations prescribed by the Secretary of the Treasury by the amount of any excess contributions previously distributed to the participant. If the participant is also a participant in another plan or arrangement under which elective deferrals were made and the elective deferrals made under such other plan or arrangement and this plan in the aggregate exceed the maximum dollar limit for such participant's taxable year, then not later than March 1 following the close of the taxable year of the participant during which the excess elective deferral was made, the participant may notify the Committee in writing that all or part of the elective contribution made on his behalf under the plan represents an excess elective deferral for his preceding taxable year and request that his elective contribution under the plan be reduced by a specified amount. The specified amount shall be adjusted for income and loss allocable thereto in the same manner as heretofore provided in this Section 2.1.1. In no event may the participant receive from the plan as a corrective distribution with respect to a plan year an amount in excess of such participant's elective contributions under the plan for the plan year. Distributions of excess elective deferrals to participants may be made notwithstanding any other provision of the plan or Code. The amount of any excess elective deferral distributed to the

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participant pursuant to this Section 2.1.1 shall not be treated as an annual addition for purposes of Section 17.

                  2.1.2 Time for making elective contributions: A participant's elective contributions shall be accumulated through payroll deduction and paid by the Company to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Company, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the participant in cash.

                  2.1.3 Administrative rules governing elective contributions:

                           (i) An election pursuant to Section 2.1.1 shall be
                  made by the participant in accordance with such rules and procedures as are adopted by the Committee from time to time. Such election shall become effective as soon as practicable following the date of receipt of the election by the Committee, unless otherwise provided by the Committee. Unless modified or revoked by the participant, such election shall continue in effect until such time as he terminates service with the Company. A new deferral election with respect to a participant who terminates service and later reenters service and becomes a participant shall become effective as soon as practicable following the date such participant reenters the plan.

                           (ii) A participant unilaterally may modify his
                  deferral election at any time to increase or decrease the portion of his compensation subject to salary reduction within the limits set forth in Section 2.1.1. Any such modification shall be made in the manner provided by the Committee and shall become effective as soon as practicable following the date of receipt of the modified election by the Committee, unless otherwise provided by the Committee.

                           (iii) A participant unilaterally may revoke his
                  deferral election at any time by providing notice to the Committee in the manner provided by the Committee. The revocation shall become effective as soon as practicable following the date such notification is received by the Committee. A participant may resume making elective contributions at any time by making a new deferral election in accordance with the provisions of 2.1.3(i).

                           (iv) The Committee may amend or revoke a deferral
                  election with a participant at any time if the Committee determines that such amendment or revocation is necessary to ensure that the annual additions (as defined in Section 17) to the accounts of a participant do not exceed the annual addition limitations (described in Section 17) for such participant.

                           (v) The Company shall establish a payroll deduction
                  system to assist it in making elective contributions. The Committee from time to time may adopt policies or rules governing the manner in which such contributions may be made so that the plan may be administered conveniently.

                  2.1.4 Limitations on elective contributions: This plan is intended to satisfy the nondiscrimination requirements of Section 401(k)(3)(A)(ii) of the Code by compliance with the alternative methods described in Section 401(k)(12) of the Code. Within a reasonable time prior to the beginning of each plan year, each participant shall be provided with written notice of the participant's rights and obligations under the plan.

                  2.1.5 Allocation to elective contributions account: Elective contributions made by the Company shall be allocated to the elective contributions account of a participant. The elective contributions account of each participant shall be accounted for separately from the participant's other accounts under the plan.

                  2.1.6 Distributions from elective contributions account:
         Notwithstanding anything to the contrary contained elsewhere in the plan, a participant's elective contributions account and supplemental matching contributions allocated to the participant's supplemental contributions account after December 31, 1998, shall not be distributable other than upon:

                           (i) The participant's separation from service or
                  death;

                           (ii) Termination of the plan without establishment or
                  maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

                           (iii) The date of the sale or other disposition by
                  the Company to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business of the Company, where (i) the participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Company continues to maintain the plan after the sale or other disposition. The sale of 85 percent of the assets used in the trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

                           (iv) The date of the sale or other disposition by the
                  Company of the Company's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (i) the participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (ii) the Company continues to maintain the plan after the sale or other disposition;

                           (v) The participant's attainment of age 59 1/2; or

                           (vi) The participant's hardship (as defined in
                  Section 4.2.1) solely with respect to the participant's elective contributions account.

         Notwithstanding anything to the contrary herein, an event shall not be treated as described in clause (ii), (iii) or (iv) above with respect to any participant unless the participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event.

                  2.2      Participant Contributions:

                  2.2.1 Amount of participant contributions: A participant in service may elect to contribute a portion of his compensation earned during each payroll period by any whole percentage point; provided, that such participant contributions may not exceed 15 percent of the compensation earned during such payroll period (reduced by the percentage of compensation made as an elective contribution with respect to such participant).

                  2.2.2 Time for making participant contributions: A participant's contributions shall be accumulated through payroll deduction and paid by the Company to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Company, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the participant in cash.

                  2.2.3 Administrative rules governing participant contributions:

                           (i) An election pursuant to Section 2.2.1 shall be
                  made by the participant by delivering to the Committee a participant contribution election in accordance with such rules and procedures as the Committee adopts from time to time. Such election shall become effective with respect to such participant as soon as practicable following the date of receipt by the Committee of such election. Unless it is modified or revoked by the participant, such election shall continue in effect until such time as he terminates his service with the Company. A new election with respect to a participant who terminates service and later reenters service and becomes a participant shall become effective as soon as practicable following the date such participant reenters the plan.

                           (ii) A participant unilaterally may modify his
                  contribution election at any time to either increase or decrease the portion of his compensation subject to withholding within the limits set forth in Section 2.2.1. Any such modification shall be made by delivering to the Committee an amended election, which shall become effective as soon as practicable following the date of receipt by the Committee of the amended election.

                           (iii) A participant unilaterally may revoke his
                  contribution election at any time by providing advance notice to the Committee. The revocation shall become effective as soon as practicable following the date such revocation is received by the Committee. A participant may elect for participant contributions to recommence as of any date thereafter.

                           (iv) The Committee may amend or revoke a participant
                  contribution election with a participant at any time if the Committee determines that such amendment or revocation is necessary to ensure that the annual addition (as defined in Section 17) to the accounts of a participant do not exceed the annual addition limitations (described in Section 17) for such participant or to ensure that the requirements of Section
                  2.2.4 are met for such plan year.

                           (v) The Company shall establish a payroll deduction
                  system to assist it in making participant contributions. The Committee from time to time may adopt policies or rules governing the manner in which such contributions may be made so that the plan may be administered conveniently.

                  2.2.4    Limitations on participant contributions:

                           (i) For each plan year, the contribution percentage
                  for the group of highly compensated participants for such plan year shall bear to the contribution percentage for all nonhighly compensated participants for the plan year a relationship that satisfies either of the following tests:

                                    (a) The contribution percentage for the
                           group of highly compensated participants is not more than the contribution percentage of the group of all nonhighly compensated participants multiplied by 1.25; or

                                    (b) The contribution percentage for the
                           group of highly compensated participants is not more than the contribution percentage for the group of all nonhighly compensated participants multiplied by 2, and the excess of the contribution percentage for the group of highly compensated participants over that of all nonhighly compensated participants is not more than 2 percentage points.

                  For purposes of applying the provisions of this Section 2.2.4, the following provisions shall apply:

                                    (1) If 2 or more plans of the Company or an
                           affiliated employer are aggregated for purposes of
                           Section 410(b) of the Code (other than for purposes of the average benefit percentage test), the contribution percentage of each participant under the plan shall be determined as if all such plans were a single plan.

                                    (2) If a highly compensated participant is a
                           participant in 2 or more plans described in Section 401(a) of the Code or cash or deferred arrangements described in Section 401(k) of the Code which are maintained by the Company or an affiliated employer to which supplemental matching contributions, participant contributions or elective deferrals are made on behalf of such highly compensated participant, all such plans and arrangements shall be treated as a single plan for the purpose of determining the contribution percentage of such highly compensated participant. Notwithstanding the foregoing, the provisions of this subparagraph (b) shall not apply if the plans may not be aggregated for purposes of Section 410(b) of the Code.

                                    (3) The determination of who is a highly
                           compensated participant or a nonhighly compensated participant shall include any employee who is eligible to make participant contributions.

                                    (4) The Company shall maintain records
                           sufficient to demonstrate satisfaction of the tests set forth in Section 2.2.4(i) and the amount of elective deferrals, if any, used in such tests.

                                    (5) Notwithstanding anything to the contrary
                           in the plan, the determination and treatment of participant contributions and the contribution percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (ii) If at the end of any plan year neither of the
                  tests set forth in Section 2.2.4(i) is satisfied for such plan year, the Committee shall reduce the participant contributions (and supplemental matching contributions with respect thereto) of the highly compensated participants on or before the March 15 next following the end of each plan year, but in no event later than the year-end adjustment date following such March 15 (the "distribution date"). Reductions shall be made pursuant to the following procedure: (a) the maximum amount of participant contributions permitted for each highly compensated participant shall be determined by reducing the participant contributions of all highly compensated participants on the basis of the aggregate dollar amount of such participant contributions, beginning with the highly compensated participant with the greatest aggregate dollar amount of participant contributions; and (b) participant contributions made for such year on behalf of a highly compensated participant that exceed the new maximum amount determined pursuant to clause (a) shall be reduced with respect to each such highly compensated participant until the participant contributions made on behalf of such participant equal the new maximum amount. This procedure shall be repeated until one of the tests set forth in Section 2.2.4(i) is satisfied. All participant contributions so reduced, adjusted for income and losses allocable thereto, shall be designated by the Company as excess aggregate contributions and distributed to the participant no later than the distribution date. All supplemental matching contributions with respect to the participant contributions so reduced shall be forfeited. The income or loss allocable to the participant's share of the excess aggregate contributions for the plan year of such excess aggregate contributions shall be determined by multiplying the amount of the income or loss allocable to the participant's participant contributions for such plan year by a fraction the numerator of which is the excess aggregate contributions of the participant for such plan year, and the denominator of which is equal to the sum of: (i) the balance in the participant's account attributable to participant contributions as of the beginning of such plan year; and (ii) the participant contributions which were made on behalf of the participant for such plan year. The income or loss allocable to the participant's share of the excess aggregate contributions for the plan year shall not include income or loss for the period between the end of the plan year and the date of distribution. Distributions to participants of excess aggregate contributions may be made notwithstanding any other provision of the plan or Code. The amount of any excess aggregate contribution shall be treated as an annual addition for purposes of Section 17 for the plan year in which such excess aggregate contribution was made. Forfeitures of supplemental matching contributions shall reduce the amount of supplemental contributions which the Company is otherwise obligated to make pursuant to Section 2.3.

                           (iii) The provisions of this Section 2.2.4 are
                  effective for plan years beginning on and after January 1, 1997.

                  2.2.5 Allocation to participant contributions accounts:
         Participant contributions shall be allocated to the participant contributions account of a participant. The participant contributions account of a participant shall be accounted for separately from the participant's other accounts under the plan.

                  2.3      Supplemental Contributions:

                  2.3.1 Amount of supplemental contributions: The Company contribution to the trust under the plan shall be made out of current net income or earned surplus of the Company in the following amounts:

                           (i) The Company shall contribute a supplemental
                  matching contribution equal to: (a) 100 percent of the sum of the participant contributions and the elective contributions made with respect to the participant for the plan year that does not exceed 3 percent of the compensation paid to the participant for the plan year; plus (b) 50 percent of the sum of the participant contributions and the elective contributions made with respect to the participant for the plan year that exceeds 3 percent but does not exceed 6 percent of the compensation paid to the participant for the plan year.

                           (ii) The Company may contribute an additional
                  supplemental matching contribution not to exceed 50 percent of the sum of the participant contributions and elective contributions made with respect to the participant for the plan year that exceeds 3 percent but does not exceed 6 percent of the compensation of the participant. The amount of the additional supplemental matching contribution will be determined in accordance with a formula established by the Management Resources and Compensation Committee of the Board upon the recommendation of the Chief Executive Officer providing for such additional supplemental matching contribution to be made if the Company and its affiliates meet certain consolidated performance goals. The contribution formula will be established at the beginning of each plan year and communicated to participants following the establishment thereof.

                           (iii) The Company may contribute a special
                  discretionary contribution not to exceed 4 percent of the compensation of the eligible participants for the plan year, which special contribution shall be made only if recommended by the Chief Executive Officer of the Company and approved by the Management Resources and Compensation Committee of the Board. The determination of whether or not such contribution shall be made with respect to any plan year shall be solely within the discretion of the Management

                  Resources and Compensation Committee and shall be made only with respect to a plan year during which the consolidated performance of the Company and its affiliates is deemed by the Management Resources and Compensation Committee to be truly outstanding. For this purpose, "eligible participant" means each employee who is eligible to participate in the plan at any time during the plan year ending on the year-end adjustment date for which such contribution is made, including such an employee who elected not to become an active participant with respect to all or any part of such plan year, and who is in service on such year-end adjustment date or is not in service because of death, disability or retirement during such plan year.

         All supplemental contributions shall be made subject to the conditions of Section 8.1, to the extent such conditions shall be applicable. As used in this Section 2.3, "net income" means the earnings of the Company as determined in accordance with generally accepted accounting principles consistently applied; provided, that taxes based upon income and contributions under the plan shall not be deducted. No adjustments affecting net income made subsequent to the filing of the federal income tax return of the Company with respect to a fiscal year, whether resulting from audit of the Company's tax return or otherwise, shall change the amount of the Company's contribution under this Section 2.3 for the plan year.

                  2.3.2 Allocation of supplemental contributions: As of the last day of each payroll period, the supplemental contributions account of each active participant shall be credited with that proportion of the supplemental contributions made with respect to him pursuant to Section 2.3.1(i) since the next preceding payroll period. As of the year-end adjustment date for each plan year, the supplemental contributions account of each active participant who is in service on such year-end adjustment date, or is not in service because of death, disability or retirement during such plan year, shall be credited with that proportion of the supplemental contributions, if any, made with respect to him for such plan year pursuant to Section 2.3.1(ii). As of the year-end adjustment date for each plan year, the supplemental contributions account of each eligible participant, as defined in
         Section 2.3.1(iii), for such plan year shall be credited with that proportion of the supplemental contributions made with respect to him for such plan year pursuant to Section 2.3.1(iii). For purposes of allocating the supplemental matching contributions described in Sections 2.3.1(i) and (ii), the supplemental matching contributions shall first be allocated with respect to elective contributions and then with respect to participant contributions in the event the sum of the elective contributions and participant contributions of a participant exceed 6% of the compensation of the participant.

                  2.3.3 Limitations on supplemental contributions: This plan is intended to satisfy the nondiscrimination requirements of Section 401(m)(2) of the Code by compliance with the alternative method described in Section 401(m)(11) of the Code.

                  2.4 General Limitations: In no event shall the Company contribute an amount (including elective contributions and supplemental matching contributions) for any limitation year (as defined in Section 17) which would cause the annual addition limitations in Section 17 to be exceeded. Each contribution to the plan by the Company shall be conditioned on being deductible under Section 404 of the Code for the plan year for which such contribution is made. The initial contribution to the plan shall be conditioned on the plan being qualified under Section 401(a) of the Code.

                  Section 3. Vesting:

                  The accrued benefit of a participant who has one or more hours of service after December 31, 1998, shall be fully vested at all times.

                  Section 4. Withdrawals; Distributions:

                  4.1 Voluntary Withdrawals: Any participant (including a retired or former employee) may make a voluntary withdrawal in a single cash distribution of all or any portion of the amount in his rollover account, participant contributions account and supplemental contributions account, other than amounts attributable to supplemental matching contributions allocated to such account after December 31, 1998. In no event shall any withdrawal be less than $500. A partial withdrawal from the supplemental contributions account or participant contributions account shall be allocated proportionately among the investment options described in Section 6.1. If a participant withdraws supplemental contributions or participant contributions allocated to his account during the 24 month period preceding the date of the withdrawal, his active participation in the plan shall be suspended until the first entry date which is at least 6 months following the date of the withdrawal. For the purpose of federal income tax reporting of the withdrawal, a participant's accrued benefit shall be treated as a single contract.

                  4.2 Hardship Distributions: A participant (including a participant receiving monthly payments pursuant to Section 4.4 or who has terminated from service and has not commenced receiving his accrued benefit) may file a written request with the Committee for a distribution on account of hardship from his elective contributions account (excluding earnings credited to the participant's elective contribution account after December 31, 1988). A distribution will be on account of hardship only if the distribution is on account of an immediate and heavy financial need of the participant and is necessary to satisfy such financial need. The request must specify the nature of the hardship, the total amount requested, and the total amount of the actual expense incurred or to be incurred on account of the hardship. The Committee, in its discretion, shall determine whether a hardship constitutes an immediate and heavy financial need, and its decision to grant or deny a hardship distribution shall be final; provided, that all participants who request such distributions and are similarly situated shall be treated alike and in a nondiscriminatory manner. The circumstances giving rise to hardship shall include, but shall not be limited to:
                  (a) Expenses for medical care described in Section 213(d) of the Code previously incurred by the participant, the participant's spouse, or any dependent of the participant (as defined in Section 152 of the Code), or expenses necessary for such persons to obtain such medical care;

                  (b) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the participant;

                  (c) Payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the participant, the participant's spouse or any dependent of the participant; or

                  (d) The need to prevent eviction of the participant from his principal residence, or foreclosure on the mortgage of the participant's principal residence.

A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need to the extent the amount of the distribution is in excess of the amount required to relieve such need or such need may be satisfied from other resources reasonably available to the participant. The amount of the immediate and heavy financial need of the participant may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the receipt of the hardship distribution. A distribution may be treated as necessary to satisfy a financial need if the Committee relies on the participant's written representation, unless the Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved:

                  (i) Through reimbursement or compensation by insurance or otherwise;

                  (ii) By reasonable liquidation of the participant's assets, including reasonably available assets of the participant's spouse and minor children, to the extent such liquidation itself would not cause an immediate and heavy financial need;

                  (iii) By cessation of elective contributions under the plan;
         or

                  (iv) By other distributions or nontaxable loans from the plan or any other qualified retirement plan maintained by the Company or an affiliated employer, or by borrowing from commercial sources on reasonable commercial terms.

A financial need cannot be reasonably relieved by one of the actions described above if the effect would be to increase the amount of the financial need. A partial distribution from the elective contributions account (and supplemental contributions account, if any) shall be allocated among the investment funds described in Section 6.1 as directed by the participant. If a participant's termination of service occurs after a request for a hardship distribution is approved in accordance with the provisions of this Section 4.2 but prior to distribution, such approval shall be void, and the accrued benefit of such participant shall be payable hereunder as if such approval had not been made. The Committee from time to time may adopt additional policies or rules governing the manner in which hardship distributions are made so that the plan may conveniently be administered.

                  4.3 Distributions After Age 59 1/2: By written request to the Committee, a participant who has attained age 59 1/2 may withdraw all or any portion of his accrued benefit from the plan. The minimum amount of withdrawal under this Section 4.3 shall be the lesser of: (i) $500, or (ii) the accrued benefit of the participant.

                  4.4 Distribution Requirements: Distributions on account of retirement or death shall be subject to the following requirements:

                  4.4.1 Payment of retirement benefits: As of the date on which a participant retires or terminates service, or as soon thereafter as practicable, his vested accrued benefit shall be paid to him or applied for his benefit under one of the following options, as elected by the participant:

                           (i) Term certain: Subject to the provisions of
                  Section 4.4.1(h), payment to him of his vested accrued benefit in approximately equal monthly, quarterly, semi-annual or annual installments over a whole number of years not exceeding the life expectancy of the participant or the joint life expectancy of the participant and his designated beneficiary.

                           (ii) Lump sum: Payment to him of his vested accrued
                  benefit in cash in a single lump sum payment.

         Such election must be made in writing and filed with the Committee on or before the adjustment date as of which payment is to commence and shall be irrevocable on or after such adjustment date, except as otherwise provided in Section 4.4.1(f). The following provisions shall apply for purposes of this Section 4.4.1:

                           (a) If a participant fails to elect one of the
                  foregoing options, the participant shall be deemed to have elected for his vested accrued benefit to be held in the plan for future payment in accordance with paragraph (b).

                           (b) Unless a participant files an election pursuant
                  to this paragraph (b) to defer payment of his vested accrued benefit, such payment must commence within 60 days following the latest of the year-end adjustment date for the plan year in which the participant: (i) attains normal retirement age;
                  (ii) attains the 10th anniversary of the year in which he commenced participation in the plan; or (iii) retires or otherwise terminates service. If within the applicable 60-day period the amount of the payment to be made cannot be determined or the recipient thereof cannot be located after a reasonable effort has been made to locate him, payment retroactive to the close of such 60-day period shall be made within 60 days after the amount has been determined or the recipient has been located, whichever applies. Subject to the provisions of Section 4.4.1(c), prior to the adjustment date as of which payment of a participant's benefit is to commence, the participant may elect to defer commencement thereof to a subsequent adjustment date, including an adjustment date following the latest to occur of
                  (i), (ii) or (iii) above. Such election must be filed in writing with the Committee prior to the adjustment date as of which the participant's benefit otherwise would commence. Such election may be revoked or changed as of any adjustment date to which the benefit is deferred by filing a written revocation or change with the Committee prior to the adjustment date as of which the revocation or change is to be effective.

                           (c) A participant's benefit must be distributed or
                  begin to be distributed no later than the participant's required beginning date (as defined in Section 4.4.4(vi)).

                           (d) If a participant's benefit is to be distributed
                  pursuant to option (i), the distribution must satisfy the following requirements:

                                    (i) The amount required to be distributed
                           for each calendar year beginning with the first distribution calendar year (as defined in Section 4.4.4(iii)), must at least equal the quotient obtained by dividing the participant's benefit (as defined in Section 4.4.4(v)) by the applicable life expectancy (as defined in Section 4.4.4(i)).

                                    (ii) For calendar years beginning before
                           January 1, 1989, if the participant's spouse is not the designated beneficiary (as defined in Section 4.4.4(ii)), the term certain selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the participant.

                                    (iii) For calendar years beginning after
                           December 31, 1988, the amount to be distributed each year beginning with the distribution for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of the applicable life expectancy or, if the participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A 4 of
                           Section 1.401(a)(9)-2 of the Treasury Regulations. Distributions after the death of the participant shall be made using the applicable life expectancy determined for purposes of paragraph (i) above as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Treasury Regulations.

                                    (iv) The minimum distribution required for
                           the participant's first distribution calendar year must be made on or before the participant's required beginning date. The minimum distributions for other calendar years, including the minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, must be made on or before December 31 of each such distribution calendar year.

                           (e) Distributions from the plan shall be made in
                  cash; provided, that if a portion of a participant's vested accrued benefit is invested in Wachovia stock, and he elects to receive a distribution under option (ii), such participant may direct the Committee to distribute such portion of his accrued benefit in shares of Wachovia stock and further provided, that if a portion of a participant's vested accrued benefit is invested in units of a mutual fund or funds, as provided in Section 6.1.1, and he elects to receive a distribution under option (ii), such participant may direct the Committee to distribute such portion of his accrued benefit in units of the mutual fund or funds.

                           (f) Prior to any adjustment date, a participant
                  receiving benefit payments pursuant to option (i) may make a written request to the Committee to receive an alternative method of payment of the balance of his vested accrued benefit commencing with the first payment following such adjustment date. Such alternative method of payment shall be determined in accordance with the provisions of option (i) or (ii) as of the adjustment date as of which such alternative method becomes effective (the "alternative adjustment date"). If a participant marries or remarries following the adjustment date as of which payments commenced under option (i), his "spouse" for purposes of Section 4.4.1(d) shall be his spouse on the alternative adjustment date.

                           (g) Notwithstanding the foregoing provisions of this
                  Section 4.4.1, if a participant receiving benefit payments pursuant to option (i) reenters service prior to his normal retirement date, such payments shall cease during the period he is in service. When he subsequently retires, dies or otherwise terminates service, his then vested accrued benefit shall be payable to or with respect to him pursuant to the applicable provisions of the plan.

                           (h) If the accrued benefit of a participant is
                  payable to him pursuant to option (i), such participant shall continue to be eligible to direct the Trustee as to the investment and reinvestment of his accrued benefit pursuant to the provisions of Section 6. His accrued benefit shall continue to be adjusted as of each adjustment date pursuant to
                  Section 5 and the amount of the installment payments to him shall be adjusted as of each adjustment date to reflect the adjusted amount of his accrued benefit as of such adjustment date.

                           (i) Notwithstanding any other provision hereof, if a
                  participant in the predecessor plan is receiving benefits under the predecessor plan as of the effective date, the amount of the benefit payable to such participant and the manner and time for payment thereof shall be determined in accordance with the provisions of the predecessor plan. If a participant in a predecessor plan separated from service prior to the effective date of this plan and is entitled to a deferred benefit commencing after the effective date, the amount of such benefit shall be determined in accordance with the provisions of the predecessor plan, and the manner and time of payment shall be determined under the plan.

                  4.4.2 Payment of death benefits: On the death of the participant, the following provisions shall apply:

                           (i) Death after distribution has begun: If the
                  participant dies after distribution of his vested accrued benefit has begun, the remaining portion of his vested accrued benefit shall continue to be distributed to his beneficiary at least as rapidly as under the method of distribution in effect at his death.

                           (ii) Death before distribution has begun: If the
                  participant dies before distribution of his vested accrued benefit begins, his entire vested accrued benefit shall be distributed no later than December 31 of the calendar year containing the 5th anniversary of the participant's death, except to the extent that an election is made to receive distributions under (a) or (b), as follows:

                                    (a) If any portion of the participant's
                           vested accrued benefit is payable to a designated beneficiary, distributions may be made in substantially equal installments over the life or over a term certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died.

                                    (b) If the designated beneficiary is the
                           participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be before the later of December 31 of the calendar year immediately following the calendar year in which the participant died, or December 31 of the calendar year in which the participant would have attained age 70 1/2.

                  If the surviving spouse dies before payments begin, subsequent distributions shall be made pursuant to this paragraph (ii), except for paragraph (b) hereof, as if the spouse had been the participant.

                           (iii) The vested accrued benefit of the participant
                  described in Section 4.4.2(i) or (ii) shall be payable in the manner provided in option (i) or (ii) of Section 4.4.1, treating the beneficiary for this purpose as the participant, as elected by the participant before his death in writing to the Committee, or, if the participant has not made such an election, as elected by the beneficiary in writing to the Committee no later than the first to occur of (a) December 31 of the calendar year in which distributions are required to commence under Section 4.4.2(i) or (ii), or (b) December 31 of the calendar year that contains the 5th anniversary of the participant's death. If the participant has no beneficiary or the beneficiary fails to elect a method of distribution, distribution of the participant's vested accrued benefit must be completed by December 31 of the calendar year containing the 5th anniversary of the participant's death.

                           (iv) Any amount paid to a child of the participant
                  shall be treated as if paid to the surviving spouse pursuant to Section 4.4.2(ii) if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                           (v) A beneficiary receiving benefit payments pursuant
                  to this Section 4.4.2 may make a written request to the Committee prior to any adjustment date to receive an alternative method of payment of the balance of the participant's vested accrued benefit commencing with the first payment following such adjustment date; provided, that distribution under any alternative method of payment must be completed at least as rapidly as under the method of payment in effect prior to such adjustment date.

                           (vi) For purposes of this Section 4.4.2, distribution
                  of a participant's vested accrued benefit shall be considered to begin on the participant's required beginning date, or if the last sentence in Section 4.4.2(ii) is applicable, the date distribution is required to begin to the surviving spouse pursuant to such section.

                  4.4.3 Special provisions: The following provisions apply for purposes of this Section 4.4:

                           (i) Small amount: Notwithstanding any other provision
                  of the plan, if the vested accrued benefit of a participant does not exceed $5,000 as of the date of his termination of service for any reason, including death, in a plan year beginning on and after January 1, 1998, then such benefit shall be paid in a lump sum to the person entitled thereto without regard to any election made by the participant.

                           (ii) Designation of beneficiary: The designated
                  beneficiary or beneficiaries of a participant shall be determined in accordance with the following provisions:

                                    (a) Surviving spouse: If the participant
                           dies leaving a surviving spouse, the participant's designated beneficiary shall be such spouse unless the participant designates another beneficiary (which may include more than one person, natural or otherwise, and one or more contingent beneficiaries) by filing a qualified election with the Committee. A "qualified election" means a beneficiary designation by the participant on a form provided the Committee, which contains a consent and acknowledgment of the effect of such consent executed by the surviving spouse and witnessed by a representative of the Committee or a notary public. Consent of the spouse shall not be required if the spouse cannot be located or if other circumstances exist which excuse obtaining the consent under applicable law or regulations. The qualified election of a participant may be revoked at any time by action of the participant alone, in which case the surviving spouse shall be the beneficiary. Any other change in beneficiary shall be made only by the filing of a revised qualified election. If a beneficiary named in a qualified election dies before receiving any payment due him from the trust fund, the payment shall be made to the contingent beneficiary, if any, named in the qualified election. If there is no such contingent beneficiary, the payment shall be made to the surviving spouse. If the surviving spouse dies before receiving all payments due under the plan, the remaining payments shall be made to the estate of the surviving spouse.

                                    (b) Other beneficiary: If a participant dies
                           without leaving a surviving spouse, the participant's designated beneficiary (which may include more than one person, natural or otherwise, and one or more contingent beneficiaries) shall be the beneficiary designated by the participant on the beneficiary designation form filed with the Committee. Designation of a beneficiary under this subparagraph
                           (b) shall be revocable by the participant at any time prior to death. If the participant fails to designate a beneficiary, the benefit of the participant shall be payable to his estate. If a beneficiary is entitled to receive payments from the trust fund and dies before receiving all payments due him, remaining payments shall be made to the contingent beneficiary, if any. If there is no contingent beneficiary, such payments shall be made to the estate of the beneficiary.

                                    (c) Disclaimer: Any beneficiary may disclaim
                           all or any part of the benefit to which such beneficiary is entitled hereunder by filing a written disclaimer with the Committee at least 10 days before payment of such benefit is to commence. Such disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. The benefit disclaimed shall be payable from the trust fund in the same manner as if the beneficiary who filed the disclaimer dies on the date of such filing.

                  4.4.4 Definitions: The following definitions apply for purposes of Section 4.4:

                           (i) "Applicable life expectancy" means the life
                  expectancy (or joint and last survivor expectancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date the life expectancy was calculated. If life expectancy is being recalculated, the applicable life expectancy is the life expectancy as so calculated. The applicable calendar year is the first distribution calendar year, and, if life expectancy is being recalculated, each succeeding calendar year.

                           (ii) "Designated beneficiary" of a participant means
                  any beneficiary who is a natural person.

                           (iii) "Distribution calendar year" means a calendar
                  year for which a distribution is required to satisfy the requirements of Section 4.4.1. For distributions beginning before the participant's death, the first distribution calendar year shall be the calendar year immediately preceding the calendar year containing the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year shall be the calendar year in which distributions are required to begin pursuant to Section 4.4.2.

                           (iv) "Life expectancy" means life expectancy and
                  joint and last survivor life expectancy computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury Regulations. Unless otherwise elected by the participant, or spouse, in the case of distributions described in Section 4.4.2(ii), by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the participant or spouse. The life expectancy of a nonspouse beneficiary may not be recalculated.

                           (v) "Participant's benefit" means his accrued benefit
                  as of the last adjustment date in the calendar year immediately preceding the distribution calendar year (the "valuation calendar year") increased by any contribution or forfeiture allocated to the participant's account as of any date in the valuation calendar year after such adjustment date and decreased by any distribution made in the valuation calendar year after such adjustment date. Notwithstanding the foregoing, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                           (vi) Effective with respect to plan years beginning
                  on and after January 1, 1997, "required beginning date" means April 1 of the calendar year following the later of (A) the calendar year in which the participant attains age 70 1/2, or
                  (B) the calendar year in which the participant retires. Notwithstanding the foregoing, the required beginning date of a participant who is a 5 percent owner (as defined in Section 416 of the Code) shall be April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2, and any other participant who attains age 70 1/2 prior to January 1, 1999, may elect to treat April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 as his required beginning date.

All distributions under this Section 4 shall be determined and made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Treasury Regulations.
                  4.5 Other Termination of Service: The following provisions shall apply if a participant terminates service for reasons other than retirement or death:

                  4.5.1 Subject to Section 4.4.3(i), the participant may elect to receive his vested accrued benefit as of the date of his termination of service for any reason other than retirement or death (the "termination adjustment date"). The participant's vested accrued benefit shall be determined pursuant to the provisions of Section 3 as of the termination adjustment date. The manner of distribution shall be determined under Section 4.4.1 as if the termination adjustment date were the normal retirement date of the participant. For purposes of this Section 4.5, if the value of the participant's vested accrued benefit is zero as of the termination adjustment date, he shall be deemed to have received a distribution of such amount as of the year-end adjustment date for the plan year in which he terminates service. The plan administrator shall notify the participant of his rights under this Section 4.5.1 as soon as practicable following receipt by the plan administrator of notice that the participant has terminated or has announced his intention to terminate, but in no event more than 90 days before the termination adjustment date. The participant's election shall be submitted in writing to the Committee on or before the termination adjustment date. Such election shall be disregarded if the participant is in service on the termination adjustment date.

                  4.5.2 If the participant's vested accrued benefit is not distributed pursuant to Section 4.5.1, it shall be held under the plan until the earlier of his normal retirement date or the date of his death, whereupon it shall be paid to him or his beneficiary in the same manner as if the participant were then in service; provided, that if the participant terminates service after completing at least the number of years of service necessary to elect early retirement under the Retirement Income Plan of Wachovia Corporation but before he attains the requisite age to elect early retirement under said Retirement Income Plan, he may elect to receive his vested accrued benefit in a lump sum as of any adjustment date following attainment of such age and preceding his normal retirement date. If the vested accrued benefit of a participant is held in the plan for future payment, the participant shall continue to be eligible to direct the investment and reinvestment of his accrued benefit pursuant to the provisions of Section 6.

                  4.5.3 If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

                           (i) the plan administrator clearly informs the
                  participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                           (ii) the  participant,  after receiving the notice,
                  affirmatively elects a distribution.

If a distribution is made pursuant to this Section 4.5 to a participant before he attains age 55, the Committee shall advise him that an additional income tax may be imposed in an amount equal to 10 percent of the portion of the amount that is includible in his gross income for such taxable year.

                  4.6 Loans: On the written application of any participant in service or a participant or beneficiary who is a party-in-interest as defined in
Section 3(14) of ERISA (the "borrower"), the Committee in accordance with its uniform, nondiscriminatory policy shall direct the Trustee to permit the borrower to borrow from his rollover account, elective contributions account, participant contributions account and supplemental contributions account, subject to the following requirements:

                  4.6.1 Loans shall be made on a pro rata basis from the investment funds of the borrower. Loans shall be available to all borrowers on a reasonably equivalent basis. Loans shall not be available to highly compensated participants in an amount greater than to nonhighly compensated participants. The Committee may establish a minimum loan amount not to exceed $1,000. A participant may have as many as three loans outstanding at any time, one of which may be a mortgage loan (as described in Section 4.6.4). A participant may not refinance a loan.

                  4.6.2 The Trustee shall provide to each borrower who is approved for a loan a statement of the charges involved in the loan transaction, including the amount financed and the annual interest rate. Each loan shall be evidenced by a negotiable promissory note (the "note") in a form acceptable to the Trustee, payable to the order of the Trustee, bearing interest at a reasonable rate as determined by the Committee pursuant to Section 4.6.6, and, except for a mortgage loan, payable in full not more than 5 years from the date thereof. The borrower shall execute any additional document as the Committee deems necessary or advisable to consummate the loan and provide reasonable safeguards.

                  4.6.3 The principal amount of any loan made to a borrower, when added to the outstanding balance of all loans from the plan, shall not exceed the lesser of:

                           (i) $50,000, reduced by the excess of: (a) the
                  highest outstanding balance of loans from the plan during the one-year period ending on the day before the date such loan is made, over (b) the outstanding balance of loans from the plan on the date such loan is made; or

                           (ii) One-half the vested accrued benefit of the
                  borrower. The vested accrued benefit shall be determined as of the adjustment date next preceding the date of the loan application.

         For the purpose of this limitation, the principal amounts of all loans from all plans of the Company and affiliated employers shall be aggregated.

                  4.6.4 Each loan shall require that payment of principal and interest shall be amortized in level payments made at least quarterly within 5 years from the date of the loan; provided, that such payment may not exceed 15 years if the loan is to be used to acquire any dwelling unit which will be used as the principal residence of the participant. If so directed by the Committee, the Company shall establish a procedure for withholding from the regular payroll checks of a participant the amounts necessary to satisfy the repayment obligation under the note. All amounts so withheld shall be transferred immediately to the Trustee.

                  4.6.5 Each loan shall be secured by a pledge of up to 50 percent of the vested accrued benefit of the borrower, as determined on the date of such loan, and such additional security as the Committee deems necessary or desirable to assure repayment of principal and all interest payable thereon in accordance with the terms of the loan.

                  4.6.6 A loan shall bear a reasonable rate of interest determined as of the date of origination of the loan in the manner established by the Committee. The principal amount of the loan shall be an investment allocated solely to the account of the borrower, and the interest paid thereon shall, except as provided in Section 4.6.7, be allocated solely to the account of the borrower.

                  4.6.7 A default by a borrower under the terms of a loan shall occur upon (i) failure to make any payment when due, whether by acceleration, or otherwise; (ii) termination of service of a participant who is not a party-in-interest as defined in Section 3(14) of ERISA; (iii) bankruptcy or insolvency of the borrower; or (iv) death of the borrower. Upon default, the unpaid balance of the note, together with accrued interest, shall be due and payable without presentment, demand, protest or notice of any kind. In the event of default of a participant in service, foreclosure on the note and attachment of security may not occur until such participant's accrued benefit is payable as provided in Section 4.4. If the unpaid principal and interest exceed the amount of the defaulting borrower's account that is pledged as security, all or any part of any additional security pledged to secure the loan, in the discretion of the Committee, may be sold at public or private sale. The proceeds of such sale shall be applied first to pay the expenses of conducting the sale, including reasonable attorneys' fees, then to accrued interest, and then to principal of the loan. The borrower shall remain liable for any deficiency. Any surplus shall be paid to the borrower. No distribution under the plan to or on behalf of the borrower shall be made unless and until all unpaid loans, including interest thereon, are satisfied.

                  Section 5.        Adjustment of Accounts:

                   The Committee shall maintain a separate account with respect to the accrued benefit of each participant. The account shall include to the extent applicable the separate accounts described in Section 1.1. The account shall reflect the amount of the accrued benefit of each participant as of each adjustment date. As of each adjustment date, the value of each participant's account shall be converted to units. Thereafter, any time that a participant shall be credited with an allocation of a supplemental contribution, an elective contribution or a participant contribution, the value of such contribution shall be converted to units and added to his already outstanding units. At any time that any amount shall be paid to a participant (or to any other person on his behalf) the number of units equal in value to the amount paid shall be cancelled and deducted from the outstanding units. For the purpose of converting dollars to units or units to dollars, the value of units in each directed investment fund shall be determined as of each adjustment date and shall equal the total value of such directed investment fund as of such date divided by the total units in such fund which are outstanding as of such date.

                  Section 6.        Participant Direction of Investments:

                  6.1 Participant Directed Investments: Notwithstanding any other provision of the plan, each participant may direct the Trustee as to the investment or reinvestment of the amounts credited to his rollover account, elective contributions account, participant contributions account and supplemental contributions account, subject to the following provisions:

                  6.1.1 Directed investment funds; investment accounts: The Committee shall determine from time to time the investment options ("directed investment funds") available to participants. Each participant shall be entitled to direct the Trustee as to the investment of contributions made on his behalf and the amount credited to his account among the directed investment funds. The Committee shall keep accounts subsidiary to each participant's separate accounts described in Sections 1.1.1, 1.1.2, 1.1.3 and 1.1.4 with respect to the amount to his credit in each directed investment fund, the "investment accounts."

                  6.1.2 Adjustment of investment accounts: Each investment account shall be adjusted as of each adjustment date as provided in
         Section 5 as if it were the entire account of the participant to which it is subsidiary, with respect to distributions and transfers, and with respect to the net income or net loss of the directed investment fund of which it is a part. The Committee shall maintain such records and accounts as are necessary to properly identify and adjust the accounts of a participant.

                  6.1.3 Investment of contributions: In accordance with procedures adopted by the Committee, a participant may direct the investment of any contribution allocable to him among the directed investment funds in any whole percentage. Such direction shall remain in effect unless and until the participant provides for a different designation. If for any reason a participant fails to direct the investment of the entire contribution allocable to his account, the contribution for which no direction is made shall be invested by the Trustee in the short-term savings fund or such other similar fund as directed by the Committee.

                  6.1.4 Investment of account: In accordance with procedures adopted by the Committee, a participant may direct investment of the amount credited to his account, or transfer amounts credited to his account, among the directed investment funds in any whole percentage.

                  6.1.5 Notice requirements: In accordance with procedures adopted by the Committee and the Trustee, the participants shall notify the Trustee of all directions made in accordance with this Section 6.1.

                  6.1.6 Distributions from accounts: Distributions from a participant's account shall be allocated by the Trustee among the appropriate directed investment funds in the same manner as any Company contribution would be allocable among such investment accounts.

                  6.1.7 Rights in directed investment funds: Notwithstanding the fact that all or a portion of a participant's account may be invested in a directed investment fund and may be expressed in units in a particular directed investment fund, such references shall mean the aggregate of the dollar amount which is credited to the participant's account at any point in time. Except as otherwise provided in this
         Section 6, a participant shall not be deemed to have any interest in any specific property in any directed investment fund or any interest in the plan, other than the right to receive payments or distributions in accordance with the plan or to exercise any other right specifically granted to the participant under the plan.

                  6.1.8 Investment in Wachovia Stock: Notwithstanding anything to the contrary in the plan, a participant with an amount to his credit in a directed investment fund invested in shares of common stock of Wachovia Corporation ("Wachovia stock") shall be entitled to direct the Trustee as to the manner in which shares of the Wachovia stock allocated as of a record date to his investment account shall be voted, or shall be tendered in the event of a tender offer for such shares. The Trustee shall vote or tender such shares of Wachovia stock as directed by the participant. If the participant instructions are not received with respect to such shares, the Trustee shall vote or tender such shares in its discretion. The Committee shall provide for the solicitation and tabulation of voting or tender instructions from participants in a confidential manner. Prior to the voting or tendering of such shares, the Committee shall distribute to each participant with a Wachovia stock investment account the same information as is furnished to the shareholders of Wachovia Corporation in a proxy statement. Fractional shares shall be aggregated and voted or tendered by the Trustee to the extent possible to reflect the directions of the respective participants to whose investment accounts such fractional shares are allocated.

                  6.2 General: The Committee may establish any rules or resolutions necessary to implement the provisions of this Section 6. The Trustee shall have and may exercise all powers necessary or advisable in order to implement the provisions of this Section 6. If the Trustee cannot transfer funds among the directed investment funds on an adjustment date as provided in this
Section 6, the Trustee shall effect such transfer as soon as possible thereafter.

                  6.3 Loan Accounts: Notwithstanding the foregoing provisions of this Section 6, the portion of account of a participant evidenced by a note described in Section 4.6.2 shall be held in a special loan account on behalf of the participant. A loan account shall be established under each of the participant's elective contributions account, participant contributions account and supplemental contributions account. Any payment of principal or interest (other than the excess interest paid in the event of default pursuant to Section 4.6.7) made with respect to said note shall be credited pro rata to the loan accounts. As of the close of business on each adjustment date, any cash balance in the loan accounts shall be debited to the loan accounts and allocated pro rata to the investment account or accounts with respect to the participant in the same manner as elective contributions, participant contributions and supplemental contributions are allocable to said investment option or options.

                  Section 7.        Administration by Committee:

                  7.1 Membership of Committee: The Committee shall consist of not less than 3 nor more than 7 individuals appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the plan and for carrying out its provisions except to the extent all or any of such obligations specifically are imposed on the Trustee or the Board. The chairman of the Committee shall be the plan administrator and agent for service of legal process on the plan.

                  7.2 Committee Officers; Subcommittee: The members of the Committee shall elect a chairman and may elect an acting chairman. They also shall elect a secretary and may elect an acting secretary, either of whom may but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee determines and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

                  7.3 Committee Meetings: The Committee shall hold such meetings upon such notice and at such places and intervals as it from time to time determines. Notice of meetings shall not be required if waived in writing by all members of the Committee at the time in office or if all such members are present at the meeting.

                  7.4 Transaction of Business: A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present and entitled to vote at any such meeting. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all members of the Committee.

                  7.5 Committee Records: The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the plan. The records of the Committee shall contain all relevant data pertaining to individual participants and their rights under the plan and in the trust fund.

                7.6 Establishment of Rules: Subject to the limitations of the plan and ERISA, the Committee from time to time may establish rules or bylaws for administration of the plan and transaction of its business.

                  7.7 Conflicts of Interest: No individual member of the Committee shall have any right to vote or decide on any matter relating solely to himself or his rights or benefits under the plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except for elections as to payment of benefits pursuant to
Section 4.4.

                  7.8 Correction of Errors: The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee in its discretion may waive any notice requirement in the plan; provided, that a waiver of a requirement to notify the Trustee shall be made only with the consent of the Trustee. A waiver of notice in one case shall not be a waiver of notice in any other case. Any power or authority the Committee has discretion to exercise under the plan shall be exercised in a nondiscriminatory manner.

                  7.9 Authority to Interpret Plan: Subject to objective plan terms and the claims procedure set forth in Section 13, the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the plan and decide any dispute which may arise regarding the rights of participants hereunder, including the discretionary authority to make determinations as to eligibility for participation and benefits under the plan. Determinations by the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

                  7.10 Third Party Advisor: The Committee may engage an attorney, accountant or any other technical adviser on matters regarding the operation of the plan and to perform such other duties as may be required in connection therewith. The Committee may employ such clerical and related personnel as it deems requisite or desirable in carrying out the provisions of the plan. From time to time, but no less frequently than annually, the Committee shall review the financial condition of the plan and determine the financial and liquidity needs of the plan as required by ERISA. The Committee shall communicate such needs to the Company and Trustee so that the funding policy and investment policy may be coordinated appropriately to meet such needs.

                7.11 Compensation of Members: No member of the Committee, who receives compensation from the Company for services as a full-time employee, shall receive any fee or compensation for his services as such.

                  7.12 Committee Expenses: The Committee shall be entitled to reimbursement out of the trust fund for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan; provided, that the Company, in the discretion of the Board, may pay such expenses.

                  7.13 Indemnification of Committee: To the maximum extent permitted by ERISA, no member of the Committee personally shall be liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee or for any mistake of judgment made in good faith. The Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the plan is delegated or allocated against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the plan, unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

                  Section 8. Management of Funds and Amendment of Plan:

                  8.1 Fiduciary Duties: All assets of the plan shall be held in the trust for the exclusive benefit of participants and their beneficiaries. Such assets shall be administered as a trust fund to provide for the payment of benefits as provided in the plan to participants or their successors in interest out of the income and principal of the trust. All fiduciaries with respect to the plan (as defined in ERISA) shall discharge their duties as such solely in the interest of the participants and their successors in interest and (i) for the exclusive purposes of providing benefits to participants and their successors in interest and defraying reasonable expenses of administering the plan as provided in Section 7.12 of the plan and Section 2.8 of the trust agreement, (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (iii) in accordance with the plan and trust agreement, except to the extent such documents may be inconsistent with the then applicable federal laws relating to fiduciary responsibility. The trust fund shall be used for the exclusive benefit of participants and their beneficiaries and to pay administrative expenses of the plan and trust to the extent not paid by the Company. No portion of the trust fund shall ever revert to or inure to the benefit of the Company (except as otherwise provided in Sections 17 and 8.1.1). Notwithstanding the foregoing provisions of this Section 8.1, the following provisions shall apply:

                  8.1.1 If the plan receives an adverse determination with respect to the initial qualification of the plan under Section 401(a) of the Code, on written request of the Company, the Trustee shall return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the plan is denied; provided, that the application for the determination is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the plan is adopted or such later date as the Secretary of the Treasury may prescribe;

                  8.1.2 On written request of the Company, the Trustee shall return a disallowed contribution to the extent the deduction is disallowed under Section 404 of the Code (reduced by losses attributable thereto, but not increased by earnings attributable thereto) to the Company within one year after the date the deduction is disallowed; and

                  8.1.3 If a contribution or any portion thereof is made by the Company by mistake of fact, on written request of the Company, the Trustee shall return the contribution or such portion (reduced by losses attributable thereto, but not increased by earnings attributable thereto) to the Company within one year after the date of payment to the Trustee.

                  8.2 Trust Agreement: The Company, on behalf of each employer-party to the plan, and the Trustee shall enter into an appropriate trust agreement for the administration of the trust. The trust agreement shall contain such powers and reservations as to investment, reinvestment, control and disbursement of the funds of the trust, and such other provisions not inconsistent with the provisions of the plan and its nature and purposes, as shall be agreed on and set forth therein. Such agreement shall provide that the Board may remove the Trustee at any time upon reasonable notice, the Trustee may resign at any time upon reasonable notice, and on such removal or resignation the Board shall designate a successor trustee.

                  8.3 Authority to Amend: The Board of Wachovia Corporation, acting on behalf of the Company and all employer-parties to the plan, shall have the right at any time and from time to time to amend or terminate the plan and the trust agreement; provided, that (i) except as provided in Section 8.1, no such amendment shall have the effect of diverting the trust fund to purposes other than the exclusive benefit of participants, and (ii) no such amendment that alters the duties, responsibilities or liabilities of the Trustee shall be made unless the Trustee consents thereto in writing. No amendment to the plan shall decrease a participant's accrued benefit as of the date of such amendment. A plan amendment which has the effect of (a) eliminating a retirement-type subsidy or (b) eliminating an optional form of distribution shall be treated as reducing accrued benefits. See Section 11 for provisions regarding termination of the plan.
                  8.4 Requirements of Writing: All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing, signed by such person or persons as designated by the Committee.

                  Section  9. Allocation of Responsibilities Among Named
                              Fiduciaries:

                  9.1 Duties of Named Fiduciaries: The named fiduciaries with respect to the plan and the fiduciary duties and other responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the plan, shall be as follows:

                  9.1.1    Board:

                           (i)  To appoint and remove members of the Committee;

                           (ii)  To appoint and remove trustees under the plan;
                  and

                           (iii) To determine the amount to be contributed to
                  the plan each year by the Company.

                  9.1.2    Committee:

                           (i) To interpret the provisions of the plan and
                  determine the rights of participants under the plan, except to the extent otherwise provided in Section 13 relating to the claims procedure;

                           (ii) To administer the plan in accordance with its
                  terms, except to the extent powers to administer the plan specifically are delegated to another named fiduciary or other person or persons as provided in the plan;


                           (iii) To account for the interests of participants in
                 the plan; and

                           (iv) To direct the Trustee in the distribution of trust assets.

                  9.1.3    Plan administrator:

                           (i) To file such reports as may be required with the
                  United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time;

                           (ii) To comply with requirements of the law for
                  disclosure of plan provisions and other information relating to the plan to participants and other interested parties; and

                           (iii) To administer the claims procedure to the
                  extent provided in Section 13.

                  9.1.4    Trustee:

                           (i) To invest and reinvest trust assets subject to directions of the Committee, and the directions of the investment manager, if any, appointed pursuant to the provisions of the trust agreement;

                           (ii) To make distributions to participants as directed by the Committee;

                           (iii) To render annual accountings to the Company as
                  provided in the trust agreement; and

                           (iv) Otherwise to hold, administer and control the
                  assets of the trust as provided in the plan and trust agreement.

                  9.1.5 Investment manager: In the event the Trustee appoints an investment manager to manage (including the power to acquire and dispose of) assets of the trust under the plan, the duties of the investment manager shall be to manage, acquire and dispose of assets of the trust, or to direct the Trustee in the management, acquisition and disposition of assets of the trust.

                  9.2 Co-fiduciary Liability: Except as otherwise provided in ERISA, a named fiduciary shall not be responsible or liable for any act or omission of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciaries. A named fiduciary of the plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.
                  Section 10. Benefits Not Assignable:

                  No portion of the accrued benefit of any participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No portion of such accrued benefit shall be payable in any manner to any assignee, receiver or trustee, liable for the participant's debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach. Notwithstanding any other provisions of the plan, the accounts of any participant shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as defined in Section 414(p) of the Code, and the plan administrator shall direct the Trustee to provide for payment from a participant's accounts in accordance with such order and with the provisions of Section 414(p) of the Code and any regulations promulgated thereunder. Payments from a participant's accounts may be made to an alternate payee (as defined in Section 414(p)(8) of the Code) prior to the date the participant attains his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to a qualified domestic relations order. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the plan administrator respecting the time of payment pursuant to such order and the valuation of the participant's accounts from which payments are made; provided, that all such payments are made in accordance with such order and Section 414(p) of the Code. The balance of each account of the participant that is subject to any qualified domestic relations order shall be reduced by the amount of any payment pursuant to such order. Notwithstanding any provision of this Section 10 to the contrary, an offset to a participant's accrued benefit against an amount that the participant is ordered or required to pay the plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.

                  Section 11. Termination of Plan and Trust; Merger or Consolidation of Plan:

                  11.1 Complete Termination: In the event of a termination of the plan (including a cessation of contributions which results in a termination of the plan), all supplemental contributions shall cease and no additional participants shall enter the plan. The assets under the plan shall thereupon vest in the participants, beneficiaries or other successors in interest, as their interests may appear. Such vested benefit of each such individual shall be held in the plan for distribution in accordance with the provisions of Section 4; provided, that the Committee in its discretion may provide at any time for liquidation of the trust and distribution to the participants of their accrued benefits as provided in Section 4. If upon termination the plan does not offer an annuity option (purchased from a commercial provider) and neither the Company nor any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the
Code), the participant's accrued benefit may, without the participant's consent, be distributed to the participant. However, if the Company or any affiliated employer maintains another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code), the participant's accrued benefit may, without the participant's consent, be transferred to such other plan if the participant does not consent to an immediate distribution. Notwithstanding the foregoing, all distributions upon termination of the plan shall be subject to the limitations set forth in Section
4.4 of the plan. For purposes of the plan, a termination of supplemental contributions or a suspension or reduction of such contributions amounting in effect to a termination of contributions shall be a termination of the plan.

                  11.2 Partial Termination: In the event of a partial termination of the plan, the provisions of Section 11.1 regarding a complete termination shall apply in determining interests and rights of the participants and their beneficiaries with respect to whom the partial termination occurs and to the portion of the trust fund allocable to such participants and beneficiaries.

                  11.3 Merger or Consolidation: In the event of any merger or consolidation of the plan with any other plan, or a transfer of assets or liabilities of the plan to any other plan (which merged, consolidated or transferee plan is referred to in this Section 11.3 as the "successor plan"), the amount each participant would receive if the successor plan (and this plan, if he has any interest remaining therein) were terminated immediately after the merger, consolidation or transfer shall equal or be greater than the amount he would have received if this plan (and the successor plan, if he had any interest therein immediately prior to the merger, consolidation or transfer) were terminated immediately preceding the merger, consolidation or transfer.

                  11.4 Protection of Benefits: No termination, partial termination, merger or consolidation or transfer of assets of the plan shall reduce a participant's accrued benefit or eliminate an optional form of distribution. For purposes of this Section 11.4, a termination, partial termination, merger or consolidation of the plan that has the effect of decreasing a participant's accrued benefit or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

                  Section 12. Communication to Employees:

                  The Company shall communicate the principal terms of the plan to the participants and beneficiaries in accordance with the requirements of ERISA. The Company shall make available for inspection by participants and their beneficiaries, during reasonable hours at the principal office of the Company and at such other places as may be required by ERISA, a copy of the plan, trust agreement and such other documents as may be required by ERISA.

                  Section 13. Claims Procedure:

                  The following claims procedure shall apply with respect to the plan:
                  13.1 Filing of a Claim for Benefits: If a participant or beneficiary (the "claimant") believes he is entitled to benefits under the plan that are not being paid to him or accrued for his benefit, he may file a written claim therefor with the plan administrator. If the plan administrator is the claimant, all actions required to be taken by the plan administrator pursuant to this Section 13 shall be taken instead by another member of the Committee designated by the Committee.



                  13.2 Notification to Claimant of Decision: Within 90 days after receipt of a claim by the plan administrator, or within 180 days if special circumstances require an extension of time, the plan administrator shall notify the claimant of his decision with regard to the claim. If special circumstances require an extension of time, a written notice of the extension shall be furnished to the claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. If such claim is wholly or partially denied, notice thereof shall be written in a manner calculated to be understood by the claimant and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial. If the plan administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the extension period, if applicable).

                  13.3 Procedure for Review: Within 60 days following receipt by the claimant of notice denying his claim in whole or in part, or, if such notice is not given, within 60 days following the latest date on which such notice timely could have been given, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and submit issues and comments in writing.

                  13.4 Decision on Review: The decision on review of a claim denied in whole or in part by the plan administrator shall be made in the following manner:
                  13.4.1 Within 60 days following receipt by the Committee of the request for review, or within 120 days if special circumstances require an extension of time, the Committee shall notify the claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the extension period, if applicable).

                  13.4.2 The decision on review of a claim that is denied in whole or in part shall set forth specific reasons for the decision written in a manner calculated to be understood by the claimant and shall cite the pertinent plan provisions on which the decision is based.

                  13.4.3 The decision of the Committee shall be final and conclusive.

                  13.5 Action by Authorized Representative of Claimant: All actions set forth in this Section 13 to be taken by the claimant may be taken by a representative of the claimant duly authorized by him to act on his behalf on such matters. The plan administrator and the Committee may require such evidence as either reasonably deems necessary or advisable of the authority of any such representative to act.

                  Section 14. Portability of Participant Accounts:

                  Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 14, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  14.1 Definitions: The following definitions shall apply for purposes of this

Section 14:

                  14.1.1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  14.1.2 Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  14.1.3 Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  14.1.4 Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                  14.2 Construction: Notwithstanding anything contained in this
Section 14 to the contrary, the provisions of this Section 14 shall at all times be construed and enforced according to the requirements of Section 401(a)(31) of the Code and the Treasury Regulations thereunder, as the same may be amended from time to time.

                  Section 15.       Rollovers:

                  An employee who receives a distribution from another retirement plan which is qualified under Section 401(a) of the Code on the date of such distribution may, with the written consent of the Committee in accordance with procedures adopted by the Committee, transfer all or a part of such distribution to the Trustee under this plan. The amount so transferred may include cash or shares of common stock of Wachovia Corporation. In applying the provisions of this Section 15, the following provisions shall apply:

                  15.1 Timing: The transfer to the Trustee must occur on or before the 60th day following the receipt by the employee of such distribution or if such distribution has previously been deposited in an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code), the transfer must occur on or before the 60th day following the receipt by the employee of the balance to his credit under such individual retirement account or individual retirement annuity.

                  15.2 Eligibility: The distribution made to the employee must be an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code.

                  15.3 Maximum Amount: The amount transferred to the trustee shall not exceed the amount that would otherwise be includible in the gross income of the participant if not transferred as provided in this Section 15.

                  15.4 Accounting: The amount transferred to the Trustee shall be credited to the rollover account of the participant and shall be fully vested. The transferred assets shall be administered by the Trustee in the same manner as other trust assets.

                  15.5 Transfers Prior to Becoming a Participant: If an eligible employee who makes such a transfer has not completed the participation requirements of Section 1.25, the rollover account shall represent his sole interest in the plan until he becomes a participant.

                  Section 16.       Special Top-Heavy Provisions:

                  The following special provisions shall apply and supersede any conflicting provision in the plan with respect to any plan year in which the plan is determined to be top-heavy (as described in Section 16.1.6):

                  16.1 Definitions: The following definitions shall apply for purposes of this
Section 16:

                  16.1.1 "Company contributions" for purposes of Section 16.2.1 may include supplemental matching contributions made prior to January 1, 1999, to the extent permitted under Section 416 of the Code and the regulations issued thereunder. Company contributions with respect to any participant who is not a key employee shall not include elective contributions.

                  16.1.2 "Determination date" means for any plan year, the last day of the preceding plan year.

                  16.1.3 "Key employee" means any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period is an officer of the Company if such individual's annual statutory compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Company if such individual's statutory compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5 percent owner of the Company, or a 1 percent owner of the Company who has an annual statutory compensation of more than $150,000. Annual statutory compensation means statutory compensation as defined in Section 1.37 of the plan. The determination period shall be the plan year containing the determination date and the preceding 4 plan years. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code.

                  16.1.4 "Permissive aggregation group" means the required aggregation group and any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  16.1.5 "Required aggregation group" means (i) each qualified plan of the Company in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                  16.1.6 "Top-heavy plan" means, for any plan year beginning after December 31, 1983, the plan if any of the following conditions exists:

                           (i) The top-heavy ratio for the plan exceeds 60
                  percent and the plan is not part of any required aggregation group or permissive aggregation group.

                           (ii) This plan is a part of a required aggregation
                  group but not part of a permissive aggregation group and the top-heavy ratio for such group exceeds 60 percent.

                           (iii) This plan is a part of a required aggregation
                  group and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                  16.1.7   "Top-heavy ratio" means the following:

                           (i) If the Company maintains one or more defined
                  contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5 year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group, as appropriate, shall be a fraction, the numerator of which is the sum of the accrued benefits of all key employees as of the determination date(s) including any part of any accrued benefit distributed in the 5 year period ending on the determination date(s), and the denominator of which is the sum of all accrued benefits including any part of any accrued benefit distributed in the 5 year period ending on the determination date(s), both computed in accordance with
                  Section 416 of the Code. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code.

                           (ii) If the Company maintains one or more defined
                  contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5 year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of accrued benefits under the aggregated defined contribution plan or plans for all key employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the accrued benefits under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5 year period ending on the determination date.

                           (iii) For purposes of paragraphs (i) and (ii) above,
                  the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant who (a) is not a key employee but who was a key employee in a prior year, or (b) is not credited with at least one hour of service with any employer maintaining the plan at any time during the 5 year period ending on the determination date will be disregarded. Calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                  16.1.8 "Valuation date" means the year-end adjustment date as defined in Section 1.5.

                  16.2 Top-Heavy Requirements: Notwithstanding any other provisions of the plan, the plan must satisfy the following requirements for any plan year in which the plan is a top-heavy plan:

                  16.2.1 Minimum allocation requirements: Except as otherwise provided in (a) and (b) below, the Company contributions allocated to his account on behalf of any participant who is not a key employee shall not be less than the lesser of 3 percent of such participant's statutory compensation or, if the Company has no defined benefit plan which designates this plan to satisfy Section 416 of the Code, the largest percentage of Company contributions allocated on behalf of any key employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant otherwise is not entitled to receive an allocation, or would have received a lesser allocation for the year, because of (i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), (ii) the participant's failure to make mandatory employee contributions to the plan, or (iii) statutory compensation less than a stated amount.

         The provisions of this Section 16.2.1 shall not apply: (a) to any participant who was not employed by the Company on the last day of the plan year, or (b) to any participant to the extent the participant is covered under any other plan or plans of the Company that provide that the minimum allocation or benefit requirement applicable to top-heavy plans shall be met in the other plan or plans. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) shall not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. If any additional Company contribution is required to be made on behalf of a participant to satisfy the provisions of this Section 16.2.1, such Company contribution shall be allocated to the supplemental contribution account of the participant. Notwithstanding the foregoing, if the Company maintains any other defined contribution plan, the Company shall provide a minimum allocation under one such plan equal to 3 percent of statutory compensation for each non-key employee who is entitled to a minimum allocation under each of the plans.

                  16.2.2 Minimum vesting requirements: For any plan year in which the plan is top-heavy, each participant shall remain fully vested in his accrued benefit.

                  Section 17. Limitations on Allocations:

                  17.1 Limitations: Subject to the provisions of Sections 17.3 and 17.4, in no event shall the sum of the annual additions to the account of a participant for any limitation year beginning on or after January 1, 1987, under this plan and any other defined contribution plan (as defined in Section 17.4) of the Company, exceed in the aggregate the lesser of: (a) $30,000, referred to herein as the "dollar limitation," or (b) 25 percent of such participant's statutory compensation received during the limitation year, referred to herein as the "statutory compensation limitation." The amount of the dollar limitation shall be adjusted in accordance with the Code to reflect increases in the cost of living. If the limitations provided in this Section 17.1 would be exceeded for any limitation year with respect to any participant, any required reduction in the annual additions to his account shall be made as provided in Section
17.2. The provisions of this Section 17.1 are effective for plan years beginning on and after January 1, 1995.

                  17.2 Adjustments: If, as a result of the allocation of forfeitures, a reasonable error in estimating a participant's statutory compensation, a reasonable error in determining the amount of elective contributions that may be made by a participant under the limitations of this
Section 17, or
other limited facts and circumstances, the dollar limitation or statutory compensation limitation set forth in Section 17.1 would be exceeded for any limitation year, such excess with respect to a participant for such limitation year shall be disposed of as follows:

                   (i) First, any participant contributions, and any gains attributable thereto, to the extent of such excess shall be returned to the participant.

                  (ii) Second, any elective contributions, and any gains attributable thereto, to the extent of such excess shall be returned to the participant.

                  (iii) If further reductions are necessary, then such participant's share of the supplemental contributions for the limitation year shall be reduced to the extent of any such remaining excess. The amount of the reduction shall be reallocated among the remaining participants in the ratio that each such participant's statutory compensation during the limitation year in question bears to the aggregate statutory compensation of all such participants during such limitation year and before any participant contributions, elective contributions or supplemental contributions for such limitation year are allocated. If all of the amount of such reduction with respect to the participant and the amount of any reduction with respect to any other participant cannot be reallocated without causing the account of each other participant to exceed the dollar limitation or the statutory compensation limitation, then such amount shall be credited to a separate account, designated as the "allocation suspense account."

                  (iv) The allocation suspense account shall contain the excess amounts of supplemental contributions from all limitation years. Such excess amounts shall be allocated for each succeeding limitation year among the accounts of participants in the ratio that each such participant's statutory compensation for the limitation year in question bears to the aggregate statutory compensation of all such participants during such limitation year and before any participant contributions, supplemental contributions or elective contributions for such year are allocated. The allocation suspense account shall not share in the valuation of the accounts and the allocation of earnings. Any earnings attributable to the allocation suspense account shall be treated as earnings of the trust and allocated to the accounts as provided in Section 5. The allocation suspense account shall be adjusted annually for additions thereto and distributions therefrom. If the plan is terminated, any balance in the allocation suspense account shall be returned to the Company.

Notwithstanding anything to the contrary in the plan, if all or part of a participant's elective contribution or participant contribution is distributed to the participant pursuant to the provisions of paragraph (i) and (ii) of this
Section 17.2, the supplemental matching contribution made with respect to such elective contribution or participant contribution, adjusted for income and losses allocable thereto, shall be forfeited by the participant on or before the March 15 next following the end of the plan year for which the supplemental matching contribution was made (the "forfeiture date"). The income or loss allocable to the forfeited supplemental matching contribution for the plan year of such supplemental matching contribution shall be determined by multiplying the amount of the income or loss allocable to the participant's share of the supplemental contributions made in cash for such plan year by a fraction, the numerator of which is the forfeited contribution for such plan year, and the denominator of which is equal to the sum of (i) the balance in the participant's supplemental contributions account as of the beginning of such plan year; and (ii) the participant's share of the supplemental contributions made in cash for such plan year. Forfeitures of supplemental matching contributions (including income and losses allocable thereto) shall reduce the amount of supplemental contributions which the Company otherwise is obligated to make pursuant to Section 2.3, if any.

         17.3 Participation in this Plan and a Defined Benefit Plan: This
Section 17.3 shall apply with respect to limitation years beginning prior to January 1, 2000. If at any time a participant is a participant in the plan and in a defined benefit plan of the Company, in no event shall the sum of the defined benefit fraction (as defined in this Section 17.3) and the defined contribution fraction (as defined in this Section 17.3) for any limitation year exceed 1.0; provided, that if the limitations of Section 415 of the Code as in effect for the last limitation year beginning before January 1, 1987, were not exceeded for such limitation year, but the limitation of this Section 17.3 would be exceeded for any subsequent year, the defined contribution fraction computed for the limitation year beginning before January 1, 1987, shall be adjusted permanently by subtracting from the numerator an amount equal to the product of
(i) and (ii), where (i) is the amount by which the sum of the defined benefit fraction and the defined contribution fraction exceeds 1.0, and (ii) is the denominator of the defined contribution fraction determined as of the day next preceding the first limitation year beginning after

December 31, 1986. For purposes of this Section 17.3, and except as otherwise provided in this Section 17, the "defined benefit fraction" for any limitation year of a defined benefit plan shall be a fraction the numerator of which is the projected annual benefit of the participant under all defined benefit plans (as determined as of the close of such limitation year), and the denominator of which is the lesser of (i) the product of 1.25 and the dollar limitation in effect for defined benefit plans for such limitation year (referred to herein as the "defined benefit dollar limitation"), and (ii) the product of 1.4 and 100 percent of the participant's average annual statutory compensation for the period of 3 consecutive calendar years (or the actual number of consecutive years of employment with the Company if the participant was employed by the Company for less than 3 consecutive years) which will produce the highest average (referred to herein as the "defined benefit statutory compensation limitation"); provided, that in the case of an individual who was a participant in a defined benefit plan before January 1, 1983, if such participant's current accrued benefit under such plan exceeds the defined benefit dollar limitation, the denominator of the defined benefit fraction shall be the product of 1.25 and the amount of such participant's current accrued benefit. The "defined contribution fraction" for any limitation year of the plan shall be a fraction the numerator of which is the sum of the annual additions to the participant's accounts under the plan and all other defined contribution plans maintained by the Company through the close of such limitation year, and the denominator of which is the sum of the lesser of (A) or (B) for such limitation year and each prior limitation year during which the participant was an employee of the Company (regardless of whether a plan was in existence during those years), where (A) is the product of 1.25 and the dollar limitation in effect for such limitation year (determined without regard to Section 415(c)(6) of the Code), and (B) is the product of 1.4 and the statutory compensation limitation for the limitation year. If the limitation provided in this Section 17.3 would be exceeded for any limitation year, the reduction in the sum of the defined benefit fraction and the defined contribution fraction necessary to comply with the limitation shall be made in the defined benefit fraction.

         17.4 Definitions: For the purpose of applying the rules of this Section 17, the following provisions shall apply: (a) the "limitation year" shall be the plan year; (b) "Social Security retirement age" means the age at which a participant is eligible to retire and receive an unreduced benefit under the Social Security Act; (c) all defined benefit plans of the Company shall be considered as a single plan, and all defined contribution plans of the Company shall be considered as a single plan; (d) "projected annual benefit" means the annual normal retirement benefit payable in the form of a single life annuity (with no ancillary benefits) to which a participant would be entitled under the terms of the defined benefit plan if the following factors are assumed: (i) the participant will continue employment with the Company until he reaches Social Security retirement age (or until his then current age, if he has previously reached Social Security retirement age); (ii) the participant's statutory compensation for the limitation year will remain the same until the date the participant attains Social Security retirement age; and (iii) all other relevant factors used to determine benefits under the defined benefit plan for the limitation year will remain constant for all future limitation years; (e) the "annual addition" with respect to any limitation year of the plan beginning on or after January 1, 1987, means the sum of the following items allocated on behalf of a participant: (i) Company contributions, including, without limitation, excess contributions, excess aggregate contributions; (ii) all forfeitures; (iii) the amount of the participant's nondeductible employee contributions for the limitation year (nondeductible employee contributions shall be considered made with respect to a particular plan year if such contributions actually are made by the participant during such plan year or within 30 days after the close of such plan year); (iv) amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l) of the Code, which is part of a defined benefit plan maintained by the Company; and (v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in
Section 419A(d) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company; provided, that the following are not "annual additions": (1) transfers of funds from one qualified plan to another; (2) rollover contributions (as defined in Sections 402(a)(5), 403(a)(4) and 408(d)(3) of the Code); (3) repayments of loans made to a participant from the plan; (4) repayments of distributions received by an employee pursuant to
Section 411(a)(7)(B) of the Code; (5) repayments of distributions received by an employee pursuant to Section 411(a)(3)(D) of the Code (mandatory contributions);
(6) employee contributions to a simplified employee pension allowed as a deduction under Section 219(a) of the Code; (7) deductible employee contributions to a qualified plan; and (8) excess elective deferrals distributed to a participant pursuant to Section 2.1.1 of the plan; (f) "defined contribution plan" means a plan, including this plan, that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account and any income, expenses, gains and losses, and forfeitures of accounts of other participants that may be allocated to such participant's account; and "defined benefit plan" means any plan that is not a defined contribution plan; provided, that only plans which are described in Section 415(k)(1) of the Code shall be included within the definition of a defined contribution plan or a defined benefit plan, as the case may be; (g) any affiliated employer shall be considered to be the Company; provided that for the purposes of this Section 17, determination of the members of a controlled group of employers and employers under common control pursuant to Sections 414(b) and (c) of the Code shall be made by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code; and (h) notwithstanding anything in this Section 17 to the contrary, the limitations, adjustments and other requirements prescribed in this
Section 17 shall comply with Section 415 of the Code.



         Section 18. Parties to the Plan:

         As of the effective date, the following employers, in addition to Wachovia Corporation, are parties to the plan and trust agreement:

                        Wachovia Bank, N.A.
                        Wachovia Corporate Services, Inc
                        Wachovia Investments, Inc.
                        Wachovia Operational Services Corporation
                        Wachovia Trust Services, Inc.
                        Wachovia Mortgage Company
                        Wachovia International Banking Corporation
                        Wachovia Leasing Corporation
                        Wachovia Auto Leasing Company of North Carolina Wachovia Bank Card Services, Inc.
                        Wachovia Auto Leasing Company of Georgia
                        Atlantic Savings Bank, FSB
                        Wachovia Insurance Services, Inc.
                        Wachovia Insurance Services of South Carolina, Inc. Wachovia International Services Limitadae
                        Wachovia Capital Investments, Inc.
                        Wachovia Community Development Corporation
                        Wachovia Capital Associates
                        Macro*World Research Corporation
                        Central Fidelity Banks, Inc.
                        Jefferson Bankshares, Inc.
                        1st United Bancorp
                        Hunt, DuPree, Rhine & Associates, Inc.
                        Retirement Plan Securities, Inc.
                        Wachovia Capital Markets, Inc.

By separate agreement with Wachovia Corporation and the Trustee, one or more additional employers may become parties to the plan and trust agreement. The following provisions shall apply to all parties to the plan except as otherwise expressly provided herein or in such separate agreement:

                  18.1 Application of Plan and Trust Agreement: As used in the plan and trust agreement, the term "Company" means collectively all parties to the plan. The plan and trust agreement shall apply separately to each party in all respects as if it alone were a party to the plan, except that the funds of the several parties may be commingled for the purpose of investment. Contributions to be made under the plan with respect to each party to the plan shall be determined and paid separately by each party, and the benefits payable under the plan of each party shall be determined and paid separately by each party.


         18.2 Service with an Employer-party: Service for purposes of the plan shall be interchangeable among employer-parties to the plan and shall not be deemed interrupted or terminated by the transfer at any time of an employee from the service of one employer-party to service of another employer-party. Except to the extent otherwise specifically provided herein, service with any employer-party prior to the date such employer became an affiliated employer shall be disregarded for all purposes of the plan other than for determining the eligibility of an employee to become a participant in the plan as applied to such employer-party and the vested interest of such employee in his benefit under the plan. In the event of a transfer of service, the account maintained under the plan and the interest in the trust fund of the transferred employee shall remain under the plan and in the trust fund of the employer-party from which such employee transferred, subject to continued adjustment. Such account shall be disposed of in accordance with the applicable terms of the plan upon the retirement, death or other termination of service of the transferred employee.

         18.3 Contributions: Notwithstanding the foregoing, any supplemental contributions made by a party pursuant to Section 2.3 shall be allocated as if such contribution were the sole supplemental contributions made with respect to the plan and as if the participants employed by such party were the only participants in the plan.

         18.4 Authority of Board: The Board of Directors of Wachovia Corporation shall have the power to amend or terminate the plan and trust agreement as applied to each employer-party to the plan and the proper officers of each party to the plan shall be authorized to execute all documents and take all other actions as shall be deemed necessary or advisable to effectuate and carry out any such amendment as applied to such party.

         18.5 Merger with North Georgia Bank: Effective April 1, 1988, North Georgia Bank was merged into Wachovia Bank of Georgia, N.A., formerly The First National Bank of Atlanta ("Atlanta Bank"). Notwithstanding any other provision of the plan to the contrary, an employee of North Georgia Bank prior to April 1, 1988, who became an employee of Atlanta Bank as a result of such merger, shall receive credit for purposes of participation and vesting under the plan for his service with North Georgia Bank prior to April 1, 1988.

         18.6 Acquisition of North Wilkesboro Federal Savings and Loan
Association: Effective September 9, 1988, the assets and liabilities of North Wilkesboro Federal Savings and Loan Association (the "Association") were acquired by Wachovia Bank of North Carolina, N.A., formerly Wachovia Bank and Trust Company, N.A. ("Wachovia Bank"). Notwithstanding any other provision of the plan to the contrary, an employee of the Association prior to September 9, 1988, who became an employee of Wachovia Bank as a result of such acquisition, shall receive credit for purposes of participation and vesting under the plan for his service with the Association prior to September 9, 1988.

         18.7 Merger of First Bank & Trust Company: Effective September 15, 1989, First Bank & Trust Company ("First Bank") was merged into Atlanta Bank. Notwithstanding any other provision of the plan to the contrary, the following provisions shall apply:

                  18.7.1 An employee of First Bank prior to September 15, 1989, who became an employee of Atlanta Bank as a result of such merger, shall receive credit for purposes of his participation and vesting under the plan for his service with First Bank prior to September 15, 1989. Prior to such merger, First Bank maintained the First Bank & Trust Company Section 401(k) Profit Sharing Plan (the "First Bank Plan"). A participant in the First Bank Plan who became an employee of Atlanta Bank as a result of the merger shall become a participant in the plan on September 15, 1989 (such participants are referred to herein as "plan merger participants").

                  18.7.2 The assets of the First Bank Plan shall be merged with the assets of the plan effective as of the close of business of the plan on December 31, 1989, subject to the following provisions:

                           (i) The elective account of a plan merger participant
                  under the First Bank Plan shall become part of his elective contributions account under the plan.

                           (ii) If a plan merger participant had 3 or more years
                  of service under the First Bank Plan on December 31, 1989, his matching account and nonelective account under the First Bank Plan shall become part of his supplemental contributions account under the plan. Such supplemental contributions account shall be fully vested after December 31, 1989.

                           (iii) If a plan merger participant had less than 3
                  years of service under the First Bank Plan on December 31, 1989, his matching account and nonelective account under the First Bank Plan shall be maintained as separate accounts under the plan subject to the following vesting schedule:

                  Years of Service                   Vested Percentage
                  -----------------                  -----------------

                  Less than     1                          0%
                                1                         50%
                                2                         75%
                                3 or more                100%

                  As of the adjustment date coincident with or next following the date on which the plan merger participant becomes fully vested in his supplemental contributions account under the plan, such matching account and nonelective account shall become part of his supplemental contributions account.

         For purposes of this Section 18.7.2, a "year of service" shall mean a twelve consecutive month period beginning on the date a plan merger participant first completed an hour of service and each anniversary thereof during which such participant completes at least 1,000 hours of service.

                  18.8 Acquisition of Great Southern Federal Savings and Loan
Association: Effective June 22, 1990, certain of the assets and liabilities of Great Southern Federal Savings and Loan Association (the "Association") were acquired from the Resolution Trust Corporation, Receiver of the Association, by a wholly-owned subsidiary of First Atlanta Corporation, and the employees of the Association became temporary contract employees ("contract employees") of Atlanta Bank. Following their period of service as contract employees, certain of the contract employees became employees of the Atlanta Bank or of another subsidiary or affiliate of the Company ("non-contract employees"). Notwithstanding any other provision of the plan to the contrary, an employee of the Association prior to June 22, 1990, who became a non-contract employee of the Atlanta Bank or of any other subsidiary or affiliate of the Company as a result of such acquisition and after a period of service as a contract employee, shall receive credit for purposes of participation and vesting under the plan for his service with the Association prior to June 22, 1990 and for his service as a contract employee of the Atlanta Bank on and after June 22, 1990. A contract employee who becomes a non-contract employee on or before October 1, 1990, shall enter the plan on October 1, 1990, provided such individual meets all other eligibility requirements of the plan. A contract employee who becomes a non-contract employee after October 1, 1990, or who is not otherwise eligible to enter the plan on October 1, 1990, shall enter the plan of the entry date next following the date he fulfills all eligibility requirements of the plan.

         18.9 Sale of Wachovia Student Financial Services, Inc.: Pursuant to the Stock Purchase Agreement (the "Agreement"), dated February 2, 1993 (the "Closing Date"), by and among Wachovia Corporation of North Carolina (the "Seller"), Wachovia Student Financial Services, Inc. ("WSFS") and EduServ Technologies, Inc. (the "Buyer"), the Seller sold all of the outstanding capital stock of WSFS to the Buyer. As a result of such sale, WSFS is not an affiliated employer with the Company after the Closing Date and service and compensation with WSFS after the Closing Date shall not be taken into account for purposes of the plan. Each employee of WSFS who is a participant in the plan on the Closing Date (a "WSFS Participant") shall be fully vested in his account under the plan as of the Closing Date. Each WSFS Participant who continues in service with the Buyer after the Closing Date shall be treated as a vested terminated participant for purposes of the plan and may elect to receive his vested account balance pursuant to Section 4.4 as soon as practical following the Closing Date.


         18.10 Merger with The First National Bank of Henry County: The following special provisions shall apply with respect to the merger of The First National Bank of Henry County Savings and Investment Plan (the "Henry County Plan") into this plan:

                  18.10.1 Each employee of The First National Bank of Henry County (the "Henry County Bank") who becomes an employee of the Company (a "former Henry County Employee") as a result of the merger of the Henry County Bank into Wachovia Bank of Georgia, N.A. (the "Bank Merger") shall be credited with service with Henry County Bank for purposes of participation and vesting under this plan.

                  18.10.2 Each former Henry County Employee who was eligible to participate in the Henry County Plan as of the effective date of the Bank Merger shall become a participant in this plan on such date (a "former Henry County Participant").

                  18.10.3 Upon the merger of the Henry County Plan into this Plan, the account balance under the Henry County Plan of each former Henry County Participant shall be credited to the elective contribution account of such participant under this plan.

                  18.10.4 Notwithstanding the provisions of this plan to the contrary, the Committee may establish such additional rules and guidelines as shall be necessary to prevent the reduction or elimination of a protected benefit right of a former Henry County Participant under the Henry County Plan.

                  18.11 Acquisition of Macro*World Research Corporation:
Effective June 19, 1997, Macro*World Research Corporation ("MWRC") became an affiliate of the Company. Each employee of MWRC on June 19, 1997, shall be credited with service prior to June 19, 1997, with MWRC for purposes of participation and vesting under this plan.

                  18.12 Acquisition of Hunt, DuPree, Rhine & Associates, Inc.:
The Hunt, DuPree, Rhine & Associates, Inc. 401(k) Profit-Sharing Plan (the "HDR Plan") will be merged into this plan effective as of the close of business of the HDR Plan on September 30, 1998. Notwithstanding any other provision of the plan to the contrary, the following provisions shall apply:

                  18.12.1 Participants in the HDR Plan as of July 1, 1998, and employees of Hunt, DuPree, Rhine & Associates, Inc. ("HDR") or Retirement Plan Securities, Inc. ("RPS") who would have been eligible to enter the HDR Plan on July 1, 1998, shall become participants in this plan on such date (such participants are referred to herein as "Plan Merger Participants").

                  18.12.2 Each employee of HDR or RPS shall receive credit for purposes of participation and vesting under the plan for his service with HDR or RPS prior to July 1, 1998; provided, that no credit shall be given for more than one year of service with respect to any calendar year.

                  18.12.3 The accrued benefit of each Plan Merger Participant in the HDR Plan ("HDR Account") shall be transferred to the account maintained under this plan for the Plan Merger Participant. The HDR Account of each Plan Merger Participant under this plan shall be invested and adjusted in the same manner as the other accounts under this plan. Each Plan Merger Participant shall be fully vested in his HDR Account.

                  18.12.4 The HDR Account of a Plan Merger Participant who is married shall be distributable in the form of a qualified joint and survivor annuity, and the HDR Account of a Plan Merger Participant who is not married shall be distributable in the form of a life annuity, unless the Plan Merger Participant makes a qualified election as described in Section 11 of the HDR Plan for the HDR Account to be distributed pursuant to the provisions of Section 4 of this plan.

                  18.12.5 The HDR Account of a Plan Merger Participant who dies prior to the commencement of benefit payments shall be distributable to his surviving spouse in the form of a qualified preretirement survivor annuity unless an optional form of benefit has been selected during the election period pursuant to a qualified election as described in
         Section 11 of the HDR Plan.

                  18.12.6 Notwithstanding the provisions of this plan to the contrary, the Committee may establish such additional rules and guidelines as shall be necessary to prevent the reduction or elimination of a protected benefit right of a Plan Merger Participant.

                  Section 19. Special Provisions Applicable to Participants in the Savings Incentive Plan of First Atlanta
                               Corporation:

                  Pursuant to the Savings Incentive Plan Merger Agreement (the "Agreement") dated November 1, 1988, by and among First Wachovia Corporation, The Wachovia Corporation, Wachovia Bank and Trust Company, N.A., First Atlanta Corporation, and The First National Bank of Atlanta, the Savings Incentive Plan of First Atlanta Corporation, (the "Atlanta Plan") was merged into the Savings

Incentive Plan of The Wachovia Corporation ("the Wachovia Plan") effective as of the close of business of the Atlanta Plan on December 31, 1988 (the "Merger Date"). The Wachovia Plan was amended and restated by the Savings Incentive Plan of First Wachovia Corporation (the "First Wachovia Plan") effective January 1, 1989. The First Wachovia Plan was subsequently amended and restated by the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation effective January 1, 1990. Incident to the Agreement, participants in the Atlanta Plan and the Wachovia Plan became participants in the First Wachovia Plan as of January 1, 1989. In administering the plan with respect to those employees who were participants in the Wachovia Plan and Atlanta Plan as of the Merger Date, the following rules shall apply:

         19.1 Accounts: The accrued benefit of each participant in the Wachovia Plan and Atlanta Plan as of the Merger Date was valued as of such date. The accrued benefit of each such participant was credited to his account under the First Wachovia Plan as of January 1, 1989, as follows:

                  (i) The elective contributions account of a participant in the Wachovia Plan prior to January 1, 1989, was credited with his elective accounts and matured elective account under the Wachovia Plan as of December 31, 1986. The elective contributions account of a participant in the Atlanta Plan prior to January 1, 1989, was credited with his pre-tax employee basic and supplemental contributions, and all earnings with respect thereto, under the Atlanta Plan as of December 31, 1986.

                  (ii) The participant contributions account of a participant in the Wachovia Plan prior to January 1, 1989, was credited with the portion of his vested account under the Wachovia Plan as of December 31, 1986, attributable to participant contributions and his participant contribution accounts under the Wachovia Plan as of December 31, 1986. The participant contributions account of a participant in the Atlanta Plan prior to January 1, 1989, was credited with his after-tax employee basic and supplemental contributions, and all earnings with respect thereto, under the Atlanta Plan as of December 31, 1986.

                  (iii) The supplemental contributions account of a participant in the Wachovia Plan prior to January 1, 1989, was credited with the portion of his vested account under the Wachovia Plan as of December 31, 1986, attributable to supplemental contributions and his class year accounts under the Wachovia Plan as of December 31, 1986. The supplemental contributions account of a participant in the Atlanta Plan prior to January 1, 1989, was credited with his profit-sharing account and employer


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

         contributions with respect to him, and all earnings with respect thereto, under the Atlanta Plan as of December 31, 1986.

                  19.2 Vesting: In no event shall the vested percentage of the accrued benefit under this plan of each participant in the plan who was a participant in the Atlanta Plan or Wachovia Plan as of the Merger Date be less than the vested percentage of the accrued benefit of such participant had the Atlanta Plan or Wachovia Plan continued in effect through the date on which such vested percentage is determined.


                  Section 20. Special Provisions Applicable to Participants in the South Carolina National Corporation Amended and Restated Savings, Thrift and Deferred Cash Plan:

                  Pursuant to a Plan Asset Transfer Agreement dated as of October 23, 1992, certain assets of the South Carolina National Corporation Amended and Restated Savings Thrift and Deferred Cash Plan (the "South Carolina Plan") were transferred to this plan as of the close of business of the South Carolina Plan on December 30, 1992. In administering the plan with respect to those employees who were participants in the South Carolina Plan as of December 30, 1992, the following rules shall apply:

                  20.1 Service Crediting: Employees of South Carolina National Corporation or its affiliates prior to December 30, 1992, shall receive credit for their service under the South Carolina Plan prior to December 31, 1992, for purposes of participation and vesting under this plan. A participant in the South Carolina Plan shall become a participant in this plan on December 30, 1992 (such participants are referred to herein as "SCNC participants").

                  20.2 Accounting: The assets transferred from the South Carolina Plan with respect to a SCNC participant shall, as of December 31, 1992, be allocated to his account under this plan as follows:

                  (i) The amounts attributable to participant nondeductible contributions and earnings thereon under the South Carolina Plan shall be credited to his participant contributions account, and shall remain fully vested.

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


                  (ii) The amounts attributable to deferred cash contributions and earnings thereon under the South Carolina Plan shall be credited to his elective contributions account, and shall remain fully vested.

                  (iii) The amounts attributable to company PNC and DDC contributions made under the South Carolina Plan before January 1, 1992, and earnings thereon shall be credited to his supplemental contributions account under the plan, and shall remain fully vested.

                  (iv) The amounts attributable to company PNC and DDC contributions made under the South Carolina Plan after December 31, 1991, and earnings thereon shall be credited to his supplemental contributions account under the plan, and shall be subject to the vesting schedule described in Section 3.

                  20.3 QVEC Accounts: Pursuant to the Plan Termination and Merger Agreement (the "Agreement") dated as of July 22, 1994, by and among South Carolina National Corporation, Wachovia Bank of South Carolina, N.A., Wachovia Corporation and Wachovia Bank of North Carolina, N.A., the QVEC account of each participant in the South Carolina Plan shall be distributable as of July 31, 1994. In the event a participant does not consent to a distribution of the QVEC account pursuant to the Agreement, the QVEC account shall be transferred in cash to this plan; provided, that the portion of the QVEC account that is invested in Investment Fund A representing shares of Wachovia Corporation common stock shall be transferred to this plan in kind. Such transferred amounts shall be held in a separate account for the participant in this plan (which account shall be referred to herein as the "QVEC Account"). The QVEC account shall be invested in accordance with Section 6 of this plan and shall be adjusted in accordance with
Section 5 of this plan as if the QVEC account represented the entire account of the participant. A participant having a QVEC account under this plan shall be entitled to any benefit rights under the South Carolina Plan which are required to be protected under Section 411(d)(6) of the Code.

                  20.4 Merger of the South Carolina Plan: Pursuant to the Agreement referred to in Section 20.3, the assets of the South Carolina Plan shall be transferred to this plan as of the close of the business of the South Carolina Plan on December 30, 1994. The balance in the ESOP account of each participant in the South Carolina Plan as of December 30, 1994, shall be credited to the supplemental contributions account of such participant under this plan and shall be fully vested. Such amount transferred from the South Carolina Plan shall be initially invested in the Wachovia stock fund. Thereafter, the transferred amounts shall be administered in the same manner as the supplemental contributions account of the participant.

                  Section 21. Special Provisions Relating to the Merger of the Wachovia Bank of Georgia, N.A. Employee Stock Ownership Plan:

                  Pursuant to the Plan Merger Agreement (the "Agreement") dated July 22, 1994, by and among Wachovia Bank of Georgia, N.A., Wachovia Corporation and Wachovia Bank of North Carolina, N.A., the Wachovia Bank of Georgia, N.A. Employee Stock Ownership Plan (the "Georgia Plan") was merged into this plan effective as of the close of business of the Georgia Plan on December 31, 1994 (the "Merger Date"). In accordance with such Agreement, the assets of the Georgia Plan were transferred to this plan as of the Merger Date. The balance in the account of each participant in the Georgia Plan as of the Merger Date shall be credited to the supplemental contributions account of such participant under this plan and shall be fully vested. Such amount transferred from the Georgia Plan shall be initially invested in the Wachovia stock fund. Thereafter, the transferred amounts shall be administered in the same manner as the supplemental contributions account of the participant.

                  Section 22. Special Provisions Applicable to Participants in the Jefferson Bankshares, Inc. Profit Sharing
                               Plan:

                  The Jefferson Bankshares, Inc. Profit Sharing Plan (the "Jefferson Plan") will be merged into this plan effective as of the close of business of the Jefferson Plan on the later of December 31, 1997, or the last day of the month following the effective date of the merger of Jefferson Bankshares, Inc. ("Jefferson") with the Company or an affiliate thereof (the "Merger Date"). The following special provisions shall apply with respect to the merger of the Jefferson Plan into this plan:

                  22.1 Participants in the Jefferson Plan as of the Merger Date, and employees of Jefferson who would have been eligible to enter the Jefferson Plan on the first day of the month following the Merger Date (the "Entry Date"), shall become participants in this plan on the Entry Date (such participants are referred to herein as "Plan Merger Participants").

                  22.2 Service credited under the Jefferson Plan with respect to each Plan Merger Participant who was employed by Jefferson on the Merger Date, and service by a Plan Merger Participant prior to the Merger Date with Jefferson, Central Fidelity Banks, Inc., 1st United Bancorp, or the Company (or any combination thereof), shall be taken into account as service under this plan; provided, that no credit shall be given for more than one year of service with respect to any calendar year.

                  22.3 If a Plan Merger Participant is displaced within one year following the merger of Jefferson with the Company, and the Plan Merger Participant is eligible for severance benefits from the Company in a form other than a lump sum payment as a result of being displaced, the service and compensation of the Plan Merger Participant shall be recognized for purposes of this plan to the extent provided under the terms of the applicable severance arrangement.

                  22.4 The account balance of each Plan Merger Participant in the Jefferson Plan as of the Merger Date shall be his accrued benefit under this plan with respect to service before the Entry Date. In no event shall the vested percentage of the accrued benefit of each Plan Merger Participant under the plan as of the Entry Date be less than the vested percentage of the Plan Merger Participant under the Jefferson Plan determined as of the Merger Date.

                  22.5 Amounts allocated to the account of a Plan Merger Participant under the Jefferson Plan as of the Merger Date shall be allocated under this plan as follows:

                  (i) Amounts allocated to the Restricted Employer Contributions Account, Non-Restricted Employer Contributions Account, Transferred Employer Contributions Account and Rollover Account (other than amounts attributable to voluntary after-tax

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

         contributions) shall be allocated to the supplemental contributions account of the Plan Merger Participant, and shall remain fully vested.

                  (ii) Amounts allocated to the Transferred Elective Contributions Account shall be allocated to the elective contributions account of the Plan Merger Participant, and shall remain fully vested.

                  (iii) Amounts allocated to the Transferred Non-Elective Contributions Account and amounts attributable to voluntary after-tax contributions credited to the Rollover Account shall be allocated to the participant contributions account of the Plan Merger Participant, and shall remain fully vested.

                  22.6 The Committee shall apply provisions similar to those set forth in this Section 22 to the extent applicable to the merger into this plan of the Peoples Bank of Front Royal Profit Sharing Plan and the Virginia Bankers Association Defined Contribution Plan for the Bank of Loudoun, which shall occur as soon as practicable on or after the merger of Jefferson with the Company.


                  Section 23. Special Provisions Applicable to Participants in the Central Fidelity Banks, Inc. Stock and Thrift Plan:

                  The Central Fidelity Banks, Inc. Stock and Thrift Plan (the "Central Fidelity Plan") will be merged into this plan effective as of the close of business of the Central Fidelity Plan on the later of December 31, 1997, or the last day of the month following the effective date of the merger of Central Fidelity Banks, Inc. ("Central Fidelity") with the Company or an affiliate thereof (the "Merger Date"). The following special provisions shall apply with respect to the merger of the Central Fidelity Plan into this plan:

                  23.1 Participants in the Central Fidelity Plan as of the Merger Date, and employees of Central Fidelity who would have been eligible to enter the Central Fidelity Plan on the first day of the month following the Merger Date (the "Entry Date"), shall become participants in this plan on the Entry Date (such participants are referred to herein as "Plan Merger Participants").

                  23.2 Service credited under the Central Fidelity Plan with respect to each Plan Merger Participant who was employed by Central Fidelity on the Merger Date, and service by a Plan Merger

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


Participant prior to the Merger Date with Central Fidelity, Jefferson Bankshares, Inc., 1st United Bancorp or the Company (or any combination thereof), shall be taken into account as service under this plan; provided, that no credit shall be given for more than one year of service with respect to any calendar year.

         23.3 If a Plan Merger Participant is displaced within one year following the merger of Central Fidelity with the Company, and the Plan Merger Participant is eligible for severance benefits from the Company in a form other than a lump sum payment as a result of being displaced, the service and compensation of the Plan Merger Participant shall be recognized for purposes of this plan to the extent provided under the terms of the applicable severance arrangement.

         23.4 The account balance of each Plan Merger Participant in the Central Fidelity Plan as of the Merger Date shall be his accrued benefit under this plan with respect to service before the Entry Date. In no event shall the vested percentage of the accrued benefit of each Plan Merger Participant under the plan as of the Entry Date be less than the vested percentage of the Plan Merger Participant under the Central Fidelity Plan determined as of the Merger Date.

         23.5 Notwithstanding the provisions of Section 4.5.1, if a Plan Merger Participant has more than one loan outstanding under the Central Fidelity Plan as of the Merger Date, such loans shall be transferred in kind to the loan account of the Plan Merger Participant under this plan, and shall remain outstanding in accordance with their terms.

         23.6 Amounts allocated to the account of a Plan Merger Participant under the Central Fidelity Plan as of the Merger Date shall be allocated under this plan as follows:

                   (i) Amounts allocated to the Employer Account and Rollover Account shall be allocated to the supplemental contributions account of the Plan Merger Participant, and shall remain fully vested.

                  (ii) Amounts allocated to the Savings Account attributable to Tax Saver Contributions shall be allocated to the elective contributions account of the Plan Merger Participant, and shall remain fully vested.

                  (iii) Amounts allocated to the Savings Account attributable to Standard Saver Contributions shall be allocated to the participant contributions account of the Plan Merger Participant, and shall remain fully vested.

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


                  (iv) Amounts allocated to the Deductible Contribution Account, if any, shall be maintained under this plan as a part of the account of the Plan Merger Participant, and shall remain fully vested.

                  Section 24. Special Provisions Applicable to Participants in
                              the 1st United Bank Savings and Profit Sharing
                              Plan:


                  The 1st United Bank Savings and Profit Sharing Plan (the "1st United Plan") will be merged into this plan effective as of the close of business of the 1st United Plan on the later of December 31, 1997, or the last day of the month following the effective date of the merger of 1st United Bancorp ("1st United") with the Company or an affiliate thereof (the "Merger Date"). The following special provisions shall apply with respect to the merger of the 1st United Plan into this plan:

                  24.1 Participants in the 1st United Plan as of the Merger Date, and employees of 1st United who would have been eligible to enter the 1st United Plan on the first day of the month following the Merger Date (the "Entry Date"), shall become participants in this plan on the Entry Date (such participants are referred to herein as "Plan Merger Participants").

                  24.2 Service credited under the 1st United Plan with respect to each Plan Merger Participant who was employed by 1st United on the Merger Date, and service by a Plan Merger Participant prior to the Merger Date with 1st United, Central Fidelity Banks, Inc., Jefferson Bankshares, Inc. or the Company (or any combination thereof), shall be taken into account as service under this plan; provided, that no credit shall be given for more than one year of service with respect to any calendar year.

                  24.3 If a Plan Merger Participant is displaced within one year following the merger of 1st United with the Company, and the Plan Merger Participant is eligible for severance benefits from the Company in a form other than a lump sum payment as a result of being displaced, the service and

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


compensation of the Plan Merger Participant shall be recognized for purposes of this plan to the extent provided under the terms of the applicable severance arrangement.
                  24.4 The account balance of each Plan Merger Participant in the 1st United Plan as of the Merger Date shall be his accrued benefit under this plan with respect to service before the Entry Date. In no event shall the vested percentage of the accrued benefit of each Plan Merger Participant under the plan as of the Entry Date be less than the vested percentage of the Plan Merger Participant under the 1st United Plan determined as of the Merger Date.

                  24.5 Amounts allocated to the account of a Plan Merger Participant under the 1st United Plan as of the Merger Date shall be allocated under this plan as follows:

                  (i) Employer elective contributions, and earnings with respect thereto, shall be allocated to the elective contributions account of the Plan Merger Participant and shall remain fully vested.

                  (ii) Employer matching contributions and Employer non-elective contributions, and earnings with respect thereto, allocated to the account of a Plan Merger Participant who had completed five or more years of service under the 1st United Plan shall be allocated to the supplemental contributions account of the Plan Merger Participant and shall remain fully vested.

                  (iii) Employer matching contributions and Employer non-elective contributions, and earnings with respect thereto, allocated to the account of a Plan Merger Participant who had completed fewer than five years of service under the 1st United Plan shall be maintained as separate accounts under the plan subject to the following vesting schedule:

                  Years of Service                   Vested Percentage
                  ----------------                   -----------------
                  Less than     1                            0%
                                1                       33 1/3%
                                2                       66 2/3%
                                3 or more                  100%

         As of the adjustment date coincident with or next following the date on which the Plan Merger Participant becomes fully vested in his supplemental contributions account under the plan, such Employer matching contributions and Employer non-elective contributions made under the 1st United Plan, and earnings with respect thereto, shall become part of his supplemental contributions account.

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

                  Section 25. Special Provisions Applicable to Participants in
                              the American Bank of Hollywood Employee Retirement Savings Plan:

                  The American Bank of Hollywood Employee Retirement Savings Plan (the "American Bank Plan") will be merged into this plan effective as of the close of business of the American Bank Plan on December 31, 1999 ("Merger Date"). Notwithstanding any other provision of the plan to the contrary, the following special provisions shall apply with respect to the merger of the American Bank Plan into this plan:

                  25.1 Each employee of the Company who is in service as of April 1, 1998, who was a participant in the American Bank Plan immediately prior to such date, shall become a participant in this plan on April 1, 1998 (such participants are referred to herein as "Plan Merger Participants"). Each employee of American Bank of Hollywood ("American Bank") shall receive credit for purposes of participation and vesting under the plan for his service with American Bank prior to April 1, 1998; provided, that no credit shall be given for more than one year of service with respect to any calendar year.

                  25.2 As of the Merger Date, the vested accrued benefit of each Plan Merger Participant in the American Bank Plan shall be credited to his accrued benefit maintained under this plan and shall be fully vested. The accrued benefit of each Plan Merger Participant under this plan shall be invested and adjusted in the same manner as the other accounts under this plan.

                  25.3 The accrued benefit of a Plan Merger Participant who is married shall be distributable in the form of a qualified joint and survivor annuity, and the accrued benefit of a Plan Merger Participant who is not married shall be distributable in the form of a life annuity, unless the Plan Merger Participant makes a qualified election as described in Article XIV of the American Bank Plan for his accrued benefit to be distributed pursuant to the provisions of Section 4 of this plan.

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

                  25.4 The accrued benefit of a Plan Merger Participant who dies prior to the commencement of benefit payments shall be distributable to his surviving spouse in the form of a qualified preretirement survivor annuity unless an optional form of benefit has been selected during the election period pursuant to a qualified election as described in Article XIV of the American Bank Plan.

                  25.5 Notwithstanding the provisions of this plan to the contrary, the Committee may establish such additional rules and guidelines as shall be necessary to prevent the reduction or elimination of a protected benefit right of a Plan Merger Participant.

                  Section 26. Compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994:

                  Notwithstanding any provision of the plan to the contrary, the following special provisions shall apply with respect to a participant's reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"):

                  26.1 Treatment of USERRA Contributions: Any contributions (the "USERRA contributions ") made to the plan by the Company or a participant by reason of such participant's reemployment rights under USERRA, shall not be subject to the maximum dollar limit in Section 2.1.1 or the annual addition limitations in Section 17, and shall not be taken into account in applying such limitations to other contributions under the plan or any other plan, with respect to the plan year in which such USERRA contributions are made. USERRA contributions shall, however, be subject to such limitations with respect to the plan year to which the USERRA contributions relate. The plan shall not be treated as failing to meet the requirements of Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 of the Code by reason of the
USERRA contributions.

                   26.2 Rights With Respect to Elective Contributions and Participant Contributions:

                   26.2.1 A participant who is entitled to reemployment rights under USERRA may elect to make additional elective contributions and participant contributions (the "make-up contributions") to the plan during the period which begins on the date such participant reenters service with the Company and has the same length as the lesser of

         (i) the product of 3 and the period of the participant's qualified military service which resulted in such rights, and (ii) 5 years. The maximum amount of the make-up contributions a participant may make to the plan pursuant to this Section 26.2 shall be the maximum amount that the participant could have made to the plan during the period of the participant's qualified military service if the participant had continued in service during such period and continued to receive his compensation from the Company. Proper adjustment shall be made to the amount determined under the preceding sentence for any elective contributions and participant contributions actually made by the participant during his period of qualified military service.

                  26.2.2 With respect to each participant who actually makes make-up contributions to the plan, the Company shall contribute to the trust under the plan the supplemental contributions with respect to such make-up contributions that would have been required by Section 2.3 had such make-up contributions been made during the period of the participant's qualified military service.

                  26.2.3 Earnings shall not be credited to any contributions made pursuant to this Section 26 until such contributions are actually received by the plan.

                   26.3 Special Service Crediting Rules: A participant entitled to reemployment rights under USERRA shall not be treated as having incurred a break in service by reason of such participant's period of qualified military service. Each period of qualified military service shall be treated as service for purposes of determining such participant's vested accrued benefit.

                   26.4 Definitions: The following definitions shall apply for purposes of this Section


 26:

                   26.4.1 "Qualified military service" means any service in the uniformed services (as defined in USERRA) by any participant if such participant is entitled to reemployment rights under USERRA with respect to such service.

                  26.4.2 "Compensation" means the compensation the participant would have received during his period of qualified military service if the participant were not in qualified military service, determined based on the rate of pay the participant would have received from the Company but for his absence during his period of qualified military service. If the compensation the participant would have received during such period is not reasonably certain, compensation shall mean the participant's average compensation from the Company during the 12-month period immediately preceding his qualified military service (or, if shorter, the period of service immediately preceding his qualified military service).

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


                  26.5 Construction: Notwithstanding anything contained in this
Section 26 to the contrary, the provisions of this Section 26 are effective October 13, 1996, and shall at all times be construed and enforced according to the requirements of USERRA and Section 414(u) of the Code.

                  Section 27.       Miscellaneous Provisions:

                  27.1 Notices: Each participant who is not in service and each beneficiary shall be responsible for furnishing the plan administrator with his current address for mailing notices, reports, and benefit payments. Any notice required or permitted to be given to such participant or beneficiary shall be deemed given if directed to such address and mailed by first class mail. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks shall be suspended until the participant or beneficiary furnishes the proper address. This provision shall not require the mailing of any notice or notification otherwise permitted to be given by posting or other publication.

                  27.2 Lost Distributees: A benefit shall be deemed forfeited if the plan administrator is unable after a reasonable period of time to locate the participant or beneficiary to whom payment is due; provided, that such benefit shall be reinstated if a claim is made by or on behalf of the participant or beneficiary for the forfeited benefit.

                  27.3 Reliance on Data: The Company, Committee, Trustee, and plan administrator may rely on any data provided by a participant or beneficiary, including representations as to age, health, and marital status. Such representations shall be binding on any party seeking to claim a benefit through a participant, and the Company, Committee, Trustee and plan administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a participant or beneficiary.

                  27.4 Bonding: Every fiduciary, except a bank or an insurance company, shall be bonded for each plan year to the extent required by ERISA. The bond shall provide protection to the plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The cost of the bond shall be an expense of the trust and shall be paid by the Trustee subject to the provisions of Section 7.12 of the plan and
Section 2.2 of the trust agreement.

                  27.5 Receipt and Release for Payments: Each participant by participating in the plan conclusively shall be deemed to agree to look solely to the assets held under the trust for payment of any benefit to which such participant may be entitled by reason of such participation. Any payment made from the plan to or with respect to any participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall be in full satisfaction of all claims hereunder against the plan, Company and all fiduciaries with respect to the plan to the extent of such payment. As a condition precedent to payment, the recipient of any payment from the plan may be required by the Committee to execute a receipt and release with respect thereto in such form as is acceptable to the Committee.

                  27.6 No Guarantee: The Trustee, Committee and Company in no way guarantee the trust fund from loss or depreciation, nor do they guarantee the payment of any money or other assets from the trust fund that may be or become due to any person. Nothing herein contained shall give any participant or beneficiary an interest in any specific part of the trust fund or any other interest except the right to receive benefits from the trust fund in accordance with the provisions of the plan and trust.

                  27.7 Headings: The headings and subheadings of the plan are inserted for convenience of reference and shall be ignored in any construction of the provisions hereof.

                  27.8 Continuation of Employment: The establishment of the plan shall not confer any legal or other right upon any employee or person for continuation of employment, nor shall it interfere with the right of the Company to discharge any employee or to deal with him without regard to the effect thereof under the plan.

                  27.9 Construction: The provisions of the plan shall be construed and enforced according to the laws of the State of North Carolina, except to the extent such laws are superseded by the provisions of ERISA.

                  27.10 Compliance with Securities Laws: Notwithstanding any other provision of the plan, the Committee shall have the authority to establish such rules or bylaws as it deems necessary to ensure that the plan complies with Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or any successor rule).

                  27.11 Effect of Divestitures: If the service of a participant is terminated on account of the sale of the branch where the participant is employed or other divestiture or displacement affecting the participant (a "Displaced Participant"), the following special provisions shall apply:

                  27.11.1 The Displaced Participant shall be fully vested in his accrued benefit without regard to the years of service completed by the Displaced Participant.

                  27.11.2 The Displaced Participant shall be eligible for supplemental contributions pursuant to Section 2.3 based on the service and compensation of the Displaced Participant prior his termination date, notwithstanding the fact that the Displaced Employee is not in service on the last day of the plan year in which such termination occurs.

                  IN WITNESS WHEREOF, the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation is, by authority of the Board of Directors of the Company, executedin behalf of the Company, as of the 16th day of March, 1999.

                                     WACHOVIA CORPORATION



                                     By: /s/ Leslie M. Baker, Jr.
                                         -----------------------------
                                                President


Attest:


/s/ William M. Watson, Jr.
------------------------------
         Secretary

[Corporate Seal]